                            STOCK PURCHASE AGREEMENT

                                   dated as of


                                December 7, 1999

                                 by and between

                          NEXTLINK Communications, Inc.

                                       and

               The Purchasers Listed on the Signature Pages Hereto

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of December 7, 1999, by and between NEXTLINK Communications, Inc., a Delaware corporation (the "Company"), and the entities listed on the signature page hereto under the caption "Purchasers" (each such entity, a "Purchaser" and collectively, the "Purchasers").

                              W I T N E S S E T H :

     WHEREAS, upon the terms and subject to the conditions set forth in this Agreement, the Company wishes to sell to the Purchasers and the Purchasers wish to purchase from the Company (i) an aggregate of 584,375 shares of the Company's Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"), and (ii) an aggregate of 265,625 shares of the Company's Series D Preferred Stock, par value $.01 per share (the "Series D Preferred Stock" and, collectively with the Series C Preferred Stock, the "Preferred Shares"); and

     WHEREAS, the Purchasers and the Company desire to provide for the purchase and sale of the Preferred Shares and to establish certain rights and obligations in connection therewith.

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:


                                    ARTICLE I

                      ISSUANCE AND SALE OF PREFERRED SHARES

     1.1. Issuance, Purchase and Sale. Upon the terms and subject to the conditions set forth herein, at the Closing (as defined below) the Company shall sell to the Purchasers and the Purchasers shall purchase from the Company (a) an aggregate of 584,375 shares of Series C Preferred Stock for an aggregate purchase price of $584,375,000 in cash and (b) an aggregate of 265,625 shares of Series D Preferred Stock for an aggregate purchase price of $265,625,000 in cash (the cash amounts set forth in (a) and (b) being collectively referred to herein as, the "Purchase Price"). The number of shares of Series C Preferred Stock and Series D Preferred Stock being acquired by each Purchaser, and the portion of the Purchase Price payable therefor is set forth opposite such Purchaser's name on the signature page hereto; provided, that the Purchasers shall have the right at any time prior to the Closing by delivering written notice to the

Company to reallocate among the Purchasers the Preferred Shares to be purchased by each Purchaser so long as such reallocation does not change the total number of Preferred Shares being acquired hereunder or the Purchase Price.

     1.2. The Closing; Deliveries. (a) The closing of the purchase and sale of the Preferred Shares hereunder (the "Closing") shall take place at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004 at 9:00 a.m. on the fifth business day following the satisfaction or waiver of the conditions set forth in Article V, but no earlier than January 18, 2000 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) or at such other place, time and/or date as shall be mutually agreed by the Company and the Purchasers (the date of the Closing, the "Closing Date").

     (b) At the Closing, the Company shall deliver to each Purchaser certificates representing the Preferred Shares being purchased by such Purchaser, each registered in the name of such Purchaser or its nominee or designee in such amounts as such Purchaser shall specify to the Company prior to the Closing. Delivery of such certificates shall be made against receipt by the Company of the portion of the Purchase Price payable therefor, which shall be paid by wire transfer to an account designated at least three business days prior to the Closing Date by the Company. At the Closing, the Company shall pay the Purchaser of the Series C Preferred Stock a special dividend in the amount set forth on the signature page hereto under the caption "Amount of Closing Dividend."

     1.3. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in Section 8.1.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to each Purchaser, as of the date hereof and as of the Closing, as follows:

     2.1. Organization; Subsidiaries. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. The Company is duly qualified and licensed as a foreign corporation to do business, and is in good standing (and has paid all relevant franchise or analogous taxes), in each jurisdiction where the character of its assets owned or held under lease or the nature of its business makes such qualification necessary and where the failure to so qualify or be licensed would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

     (b) The Company's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 10-K") and Schedule 2.1(b) sets forth a complete and correct list as of the date hereof of each corporation, limited liability company, partnership, business association or other Person with respect to which the Company has, directly or indirectly, ownership of or rights with respect to securities or other interests having the power to elect a majority of such Person's board of directors or analogous or similar governing body, or otherwise having the power to direct the management, business or policies of that corporation, limited liability company, partnership, business association or other Person which is a "Significant Subsidiary" as defined in Rule 1-02(w) of Regulation S-X (each, a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries"). Except as set forth in the 1998 10-K or on Schedule 2.1(b), as of the date hereof (i) the Company owns, either directly or indirectly through one or more Subsidiaries, all of the capital stock or other equity interests of the Significant Subsidiaries free and clear of all liens, charges, claims, security interests, restrictions, options, proxies, voting trusts or other encumbrances ("Encumbrances") and (ii) there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Significant Subsidiary, or any Commitments of any character whatsoever relating to issued or unissued capital stock or other equity interests of any Significant Subsidiary or pursuant to which any Significant Subsidiary is or may become bound to issue or grant additional shares of its capital stock or other equity interests or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except for any Subsidiaries which are not Significant Subsidiaries and except as set forth in the 1998 10-K or on Schedule 2.1(b), as of the date hereof the Company does not own, directly or indirectly, any interest in any corporation, limited liability company, partnership, business association or other Person.

     2.2. Due Authorization. The Company has all right, corporate power and authority to enter into this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the other Transaction Documents to which it is a party, the issuance, sale and delivery of the Preferred Shares by the Company and the compliance by the Company with each of the provisions of this Agreement and each of the other Transaction Documents to which it is a party (including the reservation and issuance of the Shares upon conversion of the Preferred Stock and the consummation by the Company of the transactions contemplated hereby and thereby) (a) are within the corporate power and authority of the Company, and
(b) have been duly authorized by all requisite corporate action of the Company. This Agreement has been, and each of the other Transaction Documents to which the

Company is a party when executed and delivered by the Company will be, duly and validly executed and delivered by the Company, and this Agreement constitutes, and each of such other Transaction Documents when executed and delivered by the Company will constitute, a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. The Shares have been validly reserved for issuance, and upon issuance, will be duly authorized and validly issued and outstanding, fully paid, and nonassessable. The terms, designations, powers, preferences and relative participation, optional and other special rights, qualifications, limitations and restrictions of the Series C Preferred Stock and the Series D Preferred Stock will be as set forth in the Certificate of Designation for the Series C Preferred Stock and the Certificate of Designation for the Series D Preferred Stock (the "Certificates of Designation"), the forms of which are attached to this Agreement as Exhibits 2.2A and 2.2B. The Preferred Shares issued to the Purchasers in accordance with the terms of the Certificates of Designation, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized and validly issued and outstanding, fully paid and nonassessable free and clear of any Encumbrances and not subject to the preemptive or other similar rights of any stockholders of the Company.

     2.3. Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (a) 400,000,000 shares of Class A Common Stock, par value $0.02 per share (the "Class A Common Stock"), of which, 74,571,080 shares were issued and outstanding as of December 1, 1999, with any increase since that date being attributable solely to the exercise of outstanding employee stock options listed on Schedule 2.3; (b) 60,000,000 shares of Class B Common Stock, par value $0.02 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock"), of which, 58,746,550 shares are issued and outstanding; and (c) 25,000,000 shares of Preferred Stock, par value $0.01 per share, of which (i) 8,324,904 shares are issued and outstanding as 14% Senior Exchangeable Redeemable Preferred Shares (the "14% Preferred Stock") and
(ii) 4,000,000 shares are issued and outstanding as 6-1/2% Cumulative Convertible Preferred Stock (the "6 1/2% Preferred Stock" and, collectively with the 14% Preferred Stock, the "Existing Preferred Stock"). As of the date hereof, the Shares would constitute approximately 7.28 percent of the Company's fully diluted common equity (determined on the basis of all outstanding equity and equity equivalents without giving effect to the exercise price thereof) as of the Closing Date. All of the issued and outstanding shares of Common Stock and Existing Preferred Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable. No shares of capital stock of the Company are entitled to preemptive or similar rights. Except as set forth on
Schedule 2.3, as of the date hereof, there are no outstanding subscription rights, options, warrants, convertible or exchangeable securities or other rights of any character whatsoever relating to issued or unissued capital stock of the Company, or any Commitments of any character whatsoever relating to issued or unissued capital stock of the Company or pursuant to which the Company or any of the Subsidiaries is or may become bound to issue or grant additional shares of its capital stock or related subscription rights, options, warrants, convertible or exchangeable securities or other rights, or to grant preemptive rights. Except as set forth on Schedule 2.3, as of the date hereof,
(i) the Company has not agreed to register any securities under the Securities Act or under any state securities law or granted registration rights to any Person or entity and (ii) there are no voting trusts, stockholders agreements, proxies or other Commitments or understandings in effect to which the Company is a party or of which it has Knowledge with respect to the voting or transfer of any of the outstanding shares of Common Stock or Existing Preferred Stock. To the extent that any options, warrants or any of the other rights described above are outstanding, neither the issuance and sale of the Preferred Shares nor any issuance of Shares upon conversion thereof will result in an adjustment of the exercise or conversion price or number of shares issuable upon the exercise or conversion of any such options, warrants or other rights.

     2.4. SEC Reports. The Company has timely filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act and made available to the Purchasers complete copies of all annual reports, quarterly reports, proxy statements and other reports filed by the Company under the Exchange Act, each as filed with the SEC (collectively, the "SEC Reports"). Each SEC Report was on the date of its filing, in compliance in all material respects with the requirements of its respective report form and the Exchange Act and did not, on the date of filing, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     2.5. Financial Statements. The consolidated financial statements of the Company (including any related schedules and/or notes) included in the SEC Reports, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") consistently followed throughout the periods involved (except as may be indicated in the notes thereto) and fairly present in accordance with GAAP the consolidated financial condition, results of operations, cash flows and changes in stockholders' equity of the Company and the Subsidiaries as of the respective dates thereof and for the respective periods then ended (in each case subject, as to interim statements, to the absence of footnotes and as permitted by Form 10-Q and subject to changes resulting from year-end adjustments, none of which are material in amount or effect). Except as set forth on Schedule 2.5 or disclosed in the SEC Reports, neither the Company nor any Subsidiary has any liability or obligation (whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted), except
(i) liabilities and obligations in the respective amounts reflected or reserved against in the audited consolidated balance sheet of the Company and the Subsidiaries as of December 31, 1998 (the "1998 Balance

Sheet") or (ii) liabilities and obligations incurred in the ordinary course of business since December 31, 1998 which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

     2.6. Absence of Certain Changes. Except as set forth on Schedule 2.6 or as disclosed in the SEC Reports, since December 31, 1998 neither the Company nor any of the Subsidiaries has (a) suffered any change, event or development or series of changes, events or developments which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect or an adverse effect on the ability of the Company to perform its obligations under this Agreement or any of the Transaction Documents to which it is a party or (b) been the subject of any Litigation or threatened or commenced investigation by a Governmental Entity that would reasonably be expected to have a Material Adverse Effect.

     2.7. Litigation. (a) Except as set forth on Schedule 2.7(a) or as disclosed in the SEC Reports, there is no claim, action, suit, investigation or proceeding ("Litigation") pending or, to the Knowledge of the Company, threatened against the Company or any of the Subsidiaries or involving any of their respective properties or assets by or before any court, arbitrator or other Governmental Entity which (i) in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or (ii) if resolved adversely to the Company or a Subsidiary would reasonably be expected to have a Material Adverse Effect.

     (b) Except as set forth on Schedule 2.7(b) or as disclosed in the SEC Reports, neither the Company nor any of the Subsidiaries is in default under or in breach of any order, judgment or decree of any court, arbitrator or other Governmental Entity, and neither the Company nor any of the Subsidiaries is a party or subject to any order, judgment or decree of any court, arbitrator or other Governmental Entity which in either case would reasonably be expected to have a Material Adverse Effect.

     2.8. Consents, No Violations. Except as set forth on Schedule 2.8, neither the execution, delivery or performance by the Company of this Agreement or any of the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach or a violation of, any provision of the certificate of incorporation or by-laws or other organizational documents of the Company or any of the Subsidiaries including, without limitation, any of the provisions of the Certificates of Designation for the Existing Preferred Stock; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which the Company or any of the Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except, with respect to the matters set forth in this clause (ii), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect or adversely affect the ability of the Company to perform its obligations under this Agreement or any of the Transaction Documents to which it is a party; or
(c) except for the filings of the Certificates of Designation with the Secretary of State of the State of Delaware or any required filing under the HSR Act, the Exchange Act or the Securities Act, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Company or any of the Subsidiaries. Without limiting the generality of the foregoing (i) no consent or other approval of the holders of the Existing Preferred Stock is required in connection with the consummation of the transactions contemplated hereby or the performance by the Company of any of its obligations under this Agreement or any of the Transaction Documents to which it is a party, (ii) the issuance of the Preferred Shares or any Shares upon conversion thereof will not result in any anti-dilution or other adjustment to the conversion price or the number of shares of Class A Common Stock issuable upon conversion of the 6-1/2% Preferred Stock or (iii) the holders of the Existing Preferred Stock will not be entitled to exercise any voting rights as a result of any of the provisions contained in this Agreement or any other Transaction Documents. Neither the Company nor any of the Subsidiaries is a party to any agreement or bound by the terms of any instrument or security which would prevent the Company from paying cash dividends on the Series C Preferred Stock on a current basis in its current or currently anticipated financial position.

     2.9. Y2K. Each system of the Company and the Subsidiaries, including, without limitation, software, hardware, databases or embedded control systems, that constitutes any part of, or is used in connection with the use, operation or enjoyment of, any tangible or intangible assets or property of the Company or any of the Subsidiaries, whether used by the Company or any of the Subsidiaries individually or forming part of the procedure or services sold or furnished to others (collectively, a "System"), (a) has been modified to the extent necessary to enable it to operate from and after January 1, 2000, without error arising from the creation, recognition, acceptance, calculation, display, storage, retrieval, accessing, comparison, sorting, manipulation, processing or other use of dates or date-based, date-dependent or date-related data, including but not limited to century recognition, day-of-the-week recognition, leap years, date values and interfaces of data functionalities and (b) will not be adversely affected by the advent of the year 2000, the advent of the twenty-first century or the transition from the twentieth century through the year 2000 and into the twenty-first century (collectively, items (a) and (b) are referred to herein as "Year 2000 Compliant") except, in either case, as would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to have a Material Adverse Effect, neither the Company nor any of the Subsidiaries has received notice, or otherwise based on third party information available to the Company or any of the Subsidiaries, has any reason to believe, that any

System receives data from or communicates with any component or system external to itself (whether or not such component or system is the Company's or any of the Subsidiaries') that is not itself expected to be Year 2000 Compliant prior to December 31, 1999. Neither the Company nor any Subsidiary has any reason to believe that it may incur material expenses arising from or relating to the failure of any of its Systems as a result of not being Year 2000 Compliant and the Company and the Subsidiaries have requested and received assurances from each third party whose systems failure would reasonably be expected to have a Material Adverse Effect that such systems are Year 2000 Compliant.

     2.10. Compliance with Laws. Except as set forth on Schedule 2.10 or as disclosed in the SEC Reports, the Company and the Subsidiaries are in compliance in all material respects with all Laws, and neither the Company nor any Subsidiary has received any notice of any alleged violation of Law applicable to it that could reasonably be expected to have a Material Adverse Effect. The Company holds all material licenses, franchise permits, consents, registrations, certificates, and other governmental or regulatory permits, authorizations or approvals required for the operation of the business as presently conducted and for the ownership, lease or operation of the Company's and its Subsidiaries' properties (collectively, "Licenses"). Except as set forth on Schedule 2.10, the Company and the Subsidiaries have all Licenses, and all of such Licenses are valid and in full force and effect, and the Company and the Subsidiaries have duly performed and are in compliance in all material respects with all of their obligations under such Licenses.

     2.11. Commitments. Schedule 2.11 sets forth a complete and correct list as of the date hereof of each contract, agreement, understanding, arrangement and commitment of any nature whatsoever, whether written or oral, including all amendments thereof and supplements thereto ("Commitments") of the following types to which the Company or any Subsidiary is a party or by or to which the Company or any Subsidiary or any of their properties may be bound or subject:
(i) Commitments containing covenants purporting to limit the freedom of the Company or any Subsidiary to compete in any line of business in any geographic area or to hire any individual or group of individuals that could individually or in the aggregate have a Material Adverse Effect; (ii) written Commitments relating to planned or in process capital expenditures in excess of $20,000,000;
(iii) Commitments relating to indentures, mortgages, promissory notes, loan agreements, guarantees, letters of credit or other agreements or instruments of the Company or any Subsidiary involving amounts in excess of $10,000,000; (iv) written Commitments relating to the acquisition or disposition of any operating business or the capital stock of any Person in each case having a purchase price in excess of $1 million that has not been consummated or that has been consummated but contains representations, warranties, covenants, guarantees, indemnities or other obligations that remain in effect; (v) Commitments in respect of any joint venture, partnership or other similar arrangement, but not including any subsidiaries; (vi) except for performance bonds, Commitments with any Governmental Entity involving payments by the Company or any subsidiaries in excess of $1,000,000 and (vii) Commitments relating to interconnection agreements with local carriers, Commitments with resellers and material Commitments with customers in each case involving payments in 1999, or reasonably expected to involve payments in 2000, in each case in excess of $1,000,000.

     2.12. Brokers or Finders. Except for Salomon Smith Barney Inc., whose fees will be paid by the Company, upon the consummation of the transactions contemplated by this Agreement, no agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company or any of the Subsidiaries in connection with any of the transactions contemplated by this Agreement or the other Transaction Documents.

     2.13. Section 203 of the DGCL; Takeover Statute. The Board of Directors has taken all actions necessary or advisable so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in such Section) will not apply to the execution, delivery or performance of this Agreement or any of the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby. The execution, delivery and performance of this Agreement or any of the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws.

     2.14. Offering of Preferred Shares. Neither the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require, under the Securities Act, the integration of such offering with the offering and sale of the Preferred Shares) which might reasonably be expected to subject the offering, issuance or sale of the Preferred Shares to the registration requirements of Section 5 of the Securities Act.

     2.15. Network Assets. Schedule 2.15 sets forth a complete and correct list, as of September 30, 1999, of the markets in which the Company owns network assets and related equipment, a brief description of the network in place in each such market (including the ownership thereof) and the kind of switch (including the ownership thereof) in each such market.

     2.16. Disclosure. Neither this Agreement nor any other Transaction Document, nor any schedule or exhibit hereto or thereto, nor any certificate furnished to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and thereby, when read in conjunction with the 1998 10-K and the SEC Reports filed at any time after the 1998 10-K was filed with the SEC, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading (for purposes of the preceding sentence, any preliminary document or written information shall be disregarded if a final or updated version of such document or written information was delivered to the Purchasers by the Company prior to the date hereof). The financial forecasts furnished by the Company to the Purchasers are based upon assumptions deemed reasonable by the Company, but do not give effect to the Pending Transactions referred to in Schedule 4.1, it being understood that actual results may differ from such forecasts and such differences may be material. As of the date hereof there is no fact or information relating to the Company and/or any of its Subsidiaries that, to the Company's Knowledge, would reasonably be expected to be material to the Company and its Subsidiaries and that has not been described in the SEC Reports or otherwise disclosed to the Purchasers.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

     Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as of the date hereof and as of the Closing, as follows:

     3.1. Acquisition for Investment. Such Purchaser is acquiring the Preferred Shares, for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

     3.2. Restricted Securities. Such Purchaser understands that (i) the Preferred Shares and the Shares have not been registered under the Securities Act or any state securities laws by reason of their issuance by the Company in a transaction exempt from the registration requirements thereof and (ii) the Preferred Shares and any Shares issued upon conversion thereof may not be sold or otherwise disposed of unless such sale or disposition is registered under the Securities Act and applicable state securities laws or such sale or other disposition is exempt from registration thereunder.

     3.3. No Brokers or Finders. No agent, broker, investment banker or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Purchasers in connection with the transactions contemplated by this Agreement or the other Transaction Documents.

     3.4. Accredited Investor. Such Purchaser is an "accredited investor" (as defined in Rule 501(a) under the Securities Act). Such Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Preferred Shares and is capable of bearing the economic risks of such investment.

     3.5 Organization. Such Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to carry on its business as it is now being conducted.

     3.6. Due Authorization. Such Purchaser has all right, power and authority to enter into this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Purchaser of this Agreement and the other Transaction Documents to which it is a party and the consummation by such Purchaser of the transactions contemplated hereby and thereby (a) are within the power and authority of such Purchaser and (b) have been duly authorized by all necessary action on the part of such Purchaser. This Agreement constitutes, and each of the other Transaction Documents to which it is a party will constitute upon execution and delivery by such Purchaser, a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

     3.7. Consents, No Violations. Neither the execution, delivery or performance by such Purchaser of this Agreement and the other Transaction Documents to which it is a party nor the consummation of the transactions contemplated hereby or thereby will (a) conflict with, or result in a breach or a violation of, any provision of the organizational documents of such Purchaser;
(b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law, or (ii) any Commitment of such Purchaser, or to which such Purchaser or any of its assets or properties is subject, except, with respect to the matters set forth in clause (ii), for breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not have a material adverse effect on the ability of such Purchaser to consummate the transactions contemplated hereby; or (c) except for any required filing under the HSR Act, require any consent, approval or authorization of, notification to, filing with, or exemption or waiver by, any Governmental Entity or any other Person on the part of the Purchaser.

     3.8. Availability of Funds. Such Purchaser has available sufficient funds to pay its portion of the Purchase Price.

     3.9. Litigation. There is no Litigation pending or, to the knowledge of such Purchaser, threatened against such Purchaser or any of its Affiliates or involving any of its properties or assets by or before any court, arbitrator or other Governmental Entity which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.


                                   ARTICLE IV

                                    COVENANTS

     4.1. Conduct of Business by the Company Pending the Closing. The Company covenants and agrees that, except as set forth in Schedule 4.1, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing, unless the Purchasers otherwise agree in writing, the Company shall, and shall cause each of the Subsidiaries to, (i) conduct its business only in the ordinary course and consistent with past practice; (ii) use reasonable best efforts to preserve and maintain its assets and properties and its relationships with its customers, suppliers, advertisers, distributors, agents, officers and employees and other Persons with which it has significant business relationships; (iii) use reasonable best efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice; (iv) use reasonable best efforts to preserve the goodwill and ongoing operations of its business; (v) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; and (vi) comply in all material respects with applicable Laws. Except as expressly contemplated by this Agreement or as set forth on Schedule 4.1, between the date of this Agreement and the Closing, the Company shall not, and shall cause each of the Subsidiaries not to, do any of the following without the prior written consent of the Purchaser:

     (a) (i) issue any debt securities, (ii) incur any additional indebtedness,
(iii) assume, grant, guarantee or endorse, or make any other accommodation or arrangement making the Company or any Subsidiary responsible for, any liabilities or other obligations of any other Person or (iv) make any loans, advances or capital contributions to, or investments in, any Person;

     (b) change any method of accounting or accounting practice used by the Company or any Subsidiary, other than such changes required by GAAP;

     (c) repurchase, redeem or otherwise acquire or exchange any share of Common Stock or other equity interests other than in accordance with the terms of the Existing Preferred Stock and Class B Common Stock; except for issuances of Class A Common Stock pursuant to the exercise of options to purchase Class A Common Stock outstanding on the date hereof and listed on Schedule 2.3 or options issued in compliance with this clause (c), issue or sell any additional shares of the capital stock of, or other equity interests in, the Company or any Subsidiary, or securities convertible into or exchangeable for such shares or other equity interests, or issue or grant any subscription rights, options, warrants or other rights of any character relating to shares of such capital stock, such other equity interests or such securities, other than options to purchase Class A Common Stock granted after the date hereof in the ordinary course of business under the Company's existing stock option plans; or, except for dividends required to be paid on the Existing Preferred Stock, declare, set aside, make or pay any dividend, or make any distribution, in respect of any shares of capital stock of the Company;

     (d) amend the Company's or any Subsidiary's charter or by-laws or other organizational documents except with respect to the filing of the Certificates of Designation;

     (e) take any action that is reasonably likely to result in (i) any of the representations and warranties set forth in Article II becoming false or inaccurate in any material respect as of the Closing Date or (ii) any of the conditions to the obligations of the Purchasers set forth in Section 5.2 not being satisfied; or

     (f) agree to take any of the actions restricted by this Section 4.1.

     4.2. Press Releases; Interim Public Filings. The Company shall, and shall cause each Subsidiary to, deliver to the Purchasers complete and correct copies of all press releases and public filings made between the date hereof and the Closing Date, and, to the extent any such press releases refer to the Purchasers or their Affiliates, shall give the Purchasers the reasonable opportunity to review and comment on such releases and filings (on a strictly confidential basis until such information is released), in each case prior to release in the form in which it will be issued.

     4.3. HSR Act. Each of the Purchasers and the Company shall cooperate in making filings under the HSR Act and shall use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including using its reasonable best efforts to resolve such objections, if any, as the Antitrust Division of the Department of Justice or the Federal Trade Commission or state antitrust enforcement or other Governmental Entities may assert under antitrust Laws with respect to the transactions contemplated hereby.

     4.4. Consents; Approvals. The Company shall use its reasonable best efforts to obtain all consents, waivers, exemptions, approvals, authorizations or orders (collectively, "Consents") required in connection with the transactions contemplated by this Agreement or any of the other Transaction Documents (including, without limitation (i) all Consents required to avoid any breach, violation, default, encumbrance or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration of any material agreement or instrument to which the Company or any Significant Subsidiary is a party or by which any of their material assets are bound, (ii) all Consents pursuant to the Company's or any Subsidiary's financing documents, including without limitation, all indentures and credit agreements of the Company or any Subsidiary, and (iii) all United States and foreign governmental and regulatory rulings and approvals). The Company also shall use its reasonable best efforts to obtain all necessary state securities laws or blue sky permits and approvals required to carry out the transactions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.

     4.5. Listing. The Company shall use its reasonable best efforts to continue to have its Class A Common Stock listed on the NASDAQ National Market System (the "NMS") or a national securities exchange for so long as any Preferred Shares or any Shares are outstanding. Prior to the Closing, the Company shall prepare and submit to the NMS a listing application covering the shares of Class A Common Stock issuable upon conversion of the Preferred Shares and shall obtain approval for the listing of such shares, subject to official notice of issuance.

     4.6. Board Representation; VCOC. (a) Section 9(b)(i) of the Certificate of Designation for the Series C Preferred Stock provides that the holders of Series C Preferred Stock shall be entitled to elect one director to the Board of Directors subject to the terms set forth therein. In addition, Section 9(b)(i) of the Certificate of Designation for the Series D Preferred Stock provides that the holders of Series D Preferred Stock shall be entitled to elect one director to the Board of Directors subject to the terms set forth therein. Accordingly, subject to the Certificate of Designation for the Series C Preferred Stock, the holders of Series C Preferred Stock shall be entitled to designate for election to the Board of Directors one person and, subject to the Certificate of Designation for the Series D Preferred Stock, the holders of Series D Preferred Stock shall be entitled to designate for election to the Board of Directors one person (collectively, the "Purchasers' Directors"). Prior to the Closing, the Company will take all action necessary for the Purchasers' Directors to be elected to the Board of Directors. Thereafter, in connection with any annual meeting of stockholders at which the term of a Purchaser Director is to expire, the Company will take all necessary action to cause a Purchaser Director to be nominated and use its reasonable best efforts to cause such Purchaser Director to be elected to the Board of Directors. In the event a vacancy shall exist in the office of a Purchaser Director, the Purchasers shall be entitled to designate a successor and the Board of Directors shall elect such successor and, in connection with the meeting of stockholders of the Company next following such election, nominate such successor for election as director by the stockholders and use its reasonable best efforts to cause the successor to be elected. The Company shall furnish the Purchasers' Directors with such financial and operating data and other information with respect to the business and properties of the Company as the Purchasers' Directors may reasonably request. The Company shall permit each of the Purchasers' Directors to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto, the principal officers of the Company. Notwithstanding anything contained in this Section 4.6 to the contrary, the provisions of the Certificates of

Designation shall govern the rights of holders of Preferred Shares to elect directors (including any Purchasers' Directors) and the rights of holders of Preferred Shares to designate non-voting board observers.

     (b) The rights set forth in Section 4.6(a) are intended to satisfy the requirement of contractual management rights for purposes of qualifying each of the Purchaser's ownership interests in the Company as venture capital investments for purposes of the Department of Labor's "plan assets" regulations, and in the event such rights are not satisfactory for such purpose as to any such Purchaser, the Company and such Purchaser shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations.

     (c) The Company shall promptly reimburse the Purchasers' Directors for all reasonable expenses incurred by them in connection with their attendance at meetings and any other activities undertaken in their capacity as directors consistent with the policies of the Company in effect on the date hereof or as such policies may be modified and generally applied to the Company's Board of Directors.

     4.7. Certificates of Designation. The Company shall, prior to or concurrently with the Closing, cause the Certificates of Designation, to be filed with the Secretary of State of the State of Delaware.

     4.8. Cooperation. Each of the Purchasers and the Company agrees to use its reasonable best efforts to take, or cause to be taken, all such further actions as shall be necessary to make effective and consummate the transactions contemplated by this Agreement.

     4.9. Access to Property; Records. Between the date hereof and the Closing the Company shall afford the Purchasers and their employees, counsel, accountants, partners, members, investors, and other authorized representatives reasonable access, upon notice, during normal business hours, to the assets, properties, offices and other facilities, Commitments and books and records of the Company and of the Subsidiaries, and to the outside auditors of the Company and their work papers relating to the Company and the Subsidiaries. All such information shall be held in confidence in accordance with the terms of the Confidentiality Agreement. The parties hereto agree that no investigation by the Purchasers or their representatives shall affect or limit the scope of the representations and warranties of the Company contained in this Agreement or in any other Transaction Document delivered pursuant hereto or limit the liability for breach of any such representation or warranty.

     4.10. Reserve Shares. The Company will at all times reserve and keep available, solely for issuance and delivery upon conversion of the Preferred Shares, the number of shares of Class A Common Stock from time to time issuable upon conversion of all shares of the Preferred Shares at the time outstanding. All shares of Class A

Common Stock issuable upon conversion of the Preferred Shares shall be duly authorized and, when issued upon such conversion or exercise, shall be validly issued, fully paid and nonassessable.

     4.11. Use of Proceeds. The proceeds received by the Company hereunder shall be used by the Company as set forth on Schedule 4.11.

     4.12. Incurrence of Debt. The Company agrees that at such time as the Standard & Poor's rating of the Company's senior unsecured debt obligations falls below CCC+ and for such period of time as such down-grade continues, the Company will not, and will not permit any of its Subsidiaries to, incur any Indebtedness not permitted by the Indenture, dated as of November 17, 1999 between the Company and United States Trust Company of New York, as Trustee (the "Indenture"), relating to its 10 1/2% Senior Notes due 2009, and any successor Indenture relating to Exchange Notes to be issued in exchange therefor (capitalized terms being used in this Section 4.12 as defined in the Indenture).

     4.13. Dividends. The Company agrees that it shall pay cash dividends on the Series C Preferred Stock on a current basis so long as it is not precluded from doing so under its debt instruments, the terms of its Existing Preferred Stock or other Commitments or Law. In furtherance thereof, the Company agrees to use its reasonable best efforts to pay such dividends, including, without limitation, using its best efforts to refrain from entering into any agreements which would preclude (based on the Company's financial position and anticipated financial position at that time) such payments, to seek a waiver under any agreements which would prevent such payments at any time and to take whatever actions are necessary, including revaluing assets, to create surplus for the purpose of paying such dividends. Without limiting the generality of the foregoing, the Company agrees that it shall be a breach of this covenant if the final executed version of its proposed senior credit facility to be syndicated by Goldman, Sachs & Co. (the "Senior Credit Facility"), based on the Company's financial position and anticipated financial position on the date of execution of such final version, would prevent the Company from paying cash dividends on the Series C Preferred Stock.

     4.14 Right of First Purchase. (a) Subject to the terms and conditions specified in this Section 4.14, the Company hereby grants to the Purchasers a right of first purchase with respect to certain issuances by the Company after the Closing of any Senior Capital Stock (as hereinafter defined) as provided in this Section 4.14.

     (b) For purposes of this Section 4, the term "Senior Capital Stock" shall mean shares of any capital stock of the Company having a preference relative to the Class A Common Stock with respect to dividends or upon liquidation, distribution or winding up of the Company, whether now authorized or not, and any rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into such capital stock; provided, however, that nothing contained in this

Section 4.14 shall be construed as permitting the Company to authorize or issue any Senior Capital Stock in contravention of any of the provisions of this Agreement or the other Transaction Documents, including the Certificates of Designation.

     (c) In the event the Company proposes to issue any Senior Capital Stock (other than in a public offering registered under the Securities Act or an offering pursuant to Rule 144A thereunder which contemplates a subsequent registration, or other than a Strategic Senior Capital Stock Issuance), the Company shall first make an offering of such Senior Capital Stock to each of the Purchasers in accordance with the following provisions:

     (i) The Company shall deliver a notice by certified mail (the "Notice") to each of the Purchasers stating (a) its bona fide intention to issue such Senior Capital Stock, (b) the amount of such Senior Capital Stock to be issued, (c) the price, if any, for which it proposes to issue such Senior Capital Stock and the other terms of the proposed issuance thereof, (d) the designation and all of the terms and provisions of the Senior Capital Stock proposed to be issued and (e) a statement as to the number of days from receipt of such Notice (which shall not be less than 5 calendar days) within which each Purchaser must respond to such Notice.

     (ii) Within 5 calendar days after receipt of the Notice (or by such later date as is specified in the Notice), each of the Purchasers may elect to purchase, at the price and on the terms specified in the Notice, all but not less than all of such Senior Capital Stock. Notwithstanding anything to the contrary set forth in clause (c)(i) above, the conversion price of any such Senior Capital Stock to which the Purchasers' right of election applies and which is convertible into shares of Class A Common Stock shall be an amount per share no more than 115% of the closing sales price of the Class A Common Stock on the NASDAQ National Market System (or on the principal securities exchange or market on which the Class A Common Stock is then listed or traded) on the date the Purchasers elect to purchase any such Senior Capital Stock unless the Purchasers shall have waived such right. The closing of the purchases shall occur as promptly as practicable after all elections to purchase shall have been made (or all rights to make such elections shall have lapsed) and all consents or governmental approvals or filings required to be obtained or made in connection therewith (if any) shall have been obtained or made.

     (d) If any portions of the Senior Capital Stock referred to in the Notice are not elected to be purchased by the Purchasers as provided above, the Company may, during the 180-day period following the expiration of the period provided above, offer the remaining unsubscribed Senior Capital Stock to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Notice. If the Company does not enter into an agreement for the sale of the Capital Stock within such period, or if such agreement is not consummated within 180 days of the execution thereof, the right of first purchase provided hereunder shall be deemed to be revived with respect to such Senior Capital Stock and such Senior Capital Stock shall not be issued unless first reoffered to the Purchasers in accordance herewith. Any issuance of Senior Capital Stock by the Company without first giving the Purchasers the rights described in this Section 4 shall be null and void and of no force and effect.

     4.15 Restrictions on Transfer and Conversion. The Purchasers will not, prior to the earliest of (a) the first anniversary of the Closing Date, (b) the occurrence of a Change of Control (as defined in the Certificates of Designation) or (c) the breach by the Company in any material respect of any covenant or agreement contained in this Agreement or in any other Transaction Document (each of the foregoing, a "Termination Event"), sell, transfer, assign, convey, gift, mortgage, pledge, encumber, hypothecate, or otherwise dispose of, directly or indirectly, ("Transfer") any of the Preferred Shares or the Shares except for (i) Transfers between and among the Purchasers and their Affiliates provided such Transfer is done in accordance with the transfer restrictions applicable to the Preferred Shares or the Shares under federal and state securities laws and the Affiliate transferee agrees to be bound by the restrictions applicable to such Preferred Shares or the Shares, including without limitation the agreements set forth in this Section 4.15, and (ii) Transfers (w) required to comply with applicable Law, (x) pursuant to a bona fide tender or exchange offer made pursuant to a merger or other agreement approved by the Board of Directors to acquire securities of the Company, (y) following any stock merger or other business combination transaction to which the Company is a party if such stock merger or other business combination results in a Change of Control and (z) pursuant to any cash merger, or other business combination transaction to which the Company is a party or involved in which the Class A Common Stock of the Company's stockholders is exchanged for cash upon consummation of such merger or other business combination. Notwithstanding any other provision of this Section 4.15, no Purchaser shall avoid the provisions of this Section 4.15 by making one or more transfers to one or more Affiliates and then disposing of all or any portion of such Purchaser's interest in any such Affiliate. Nothing contained herein shall be deemed to limit the ability of the limited partners in the Purchasers from transferring, directly or indirectly, their limited partnership interests in the Purchasers or the general partners of the Purchasers from transferring, directly or indirectly, up to 15% of the equity interests in the Purchasers at any time or from time to time. Notwithstanding anything to the contrary contained in the Certificates of Designation, each Purchaser agrees that it may not exercise any conversion rights with respect to the Preferred Shares until the occurrence of a Termination Event. The Company agrees that, in connection with any proposed transaction that would, if consummated, result in a Change of Control, the Purchasers may provide the Company with a notice of their intention to exercise their conversion rights with respect to the Preferred Shares the effectiveness of which is conditional upon the consummation of the transaction resulting in such Change of Control. In addition to the Transfer restrictions described above, the Purchasers will not, prior to the fifth anniversary of the Closing, without the prior written consent of the Company, Transfer any of the Preferred Shares to any Person (or any controlled Affiliate of such Person) that is engaged in a business that competes with any business conducted by the Company on the date of the proposed Transfer.

     4.16 Standstill Agreement. (a) During the period commencing on the date hereof and ending on the earlier of (i) the fifth anniversary of the Closing Date (the "Standstill Period") or (ii) the date these provisions terminate as provided herein, except as (x) specifically permitted by this Agreement or (y) specifically approved in writing in advance by the Board of Directors of the Company, the Purchasers shall not, and shall cause any Affiliates controlled by them to not, in any manner, directly or indirectly:

          (i) acquire, or offer or agree to acquire, or become the beneficial owner of or obtain any rights in respect of any capital stock of the Company, except, for any shares of Class A Common Stock that may be issuable upon the conversion of the Preferred Shares or otherwise as permitted pursuant to this Agreement, provided, that the foregoing limitation shall not prohibit the acquisition of securities of the Company or any of its successors issued as dividends or as a result of stock splits and similar reclassifications or received in a consolidation, merger or other business combination in respect of, in exchange for or upon conversion of Preferred Shares or Shares held by the Purchasers or any of their Affiliates at the time of such dividend, split or reclassification, consolidation or merger or business combination;

          (ii) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act) of proxies or consents with respect to any voting securities of the Company or any of its successors or initiate or become a participant in any stockholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or any of its successors or induce others to initiate the same, or otherwise seek to advise or influence any person with respect to the voting of any voting securities of the Company or any of its successors (except for activities undertaken by the Purchasers or the Purchasers' Directors in connection with solicitations by the Board of Directors);

          (iii) publicly or privately propose, encourage, solicit or participate in the solicitation of any person or entity to acquire, offer to acquire or agree to acquire, by merger, tender offer, purchase or otherwise, the Company or a substantial portion of its assets or more than 5% of the outstanding capital stock (except in connection with the registration of securities pursuant to the Registration Rights Agreement); and

          (iv) directly or indirectly join in or in any way participate in a pooling agreement, syndicate, voting trust or other arrangement with respect to the Company's voting securities or otherwise act in concert with any other Person (other than Affiliates), for the purpose of acquiring, holding, voting or disposing of the Company's securities.

     (b) Nothing contained in this Section 4.16 shall be deemed to restrict the manner in which the Purchasers' Directors participate in deliberations or discussions of the Board of Directors.

     (c) The standstill provisions set forth herein shall terminate on the earliest of (i) the last day of the Standstill Period, (ii) the occurrence of a Change of Control, (iii) upon any breach by the Company in any material respect of any covenant or agreement contained in this Agreement or in any Transaction Document, or (iv) upon the filing of a voluntary bankruptcy petition by the Company or on the 60th day following the filing of an involuntary bankruptcy petition against the Company if such petition is not discharged with prejudice during such 60-day period.

     4.17 Business Combinations with Affiliates. For so long as the Purchasers are holders of any Preferred Shares and a Purchaser Director is a member of the Board of Directors, the Company shall not, authorize or engage in, either in one or a series of related transactions, any purchase or sale of stock, any purchase or sale of assets, any merger, consolidation or other business combination transaction, in each case valued in excess of $50 million, with or involving Craig O. McCaw, Wendy P. McCaw or any of his or her Affiliates other than the Company or the Subsidiaries ("Affiliated Parties") unless any such transaction is approved and authorized by a special committee of the Board of Directors, consisting of at least one Purchaser Director and other disinterested directors (within the meaning of Section 144 of the Delaware General Corporation Law) constituted for the purpose of negotiating, evaluating, approving and authorizing the Company to engage in any such transaction. The provisions of this Section 4.17 shall also apply to transactions between Affiliated Parties and the Company's Subsidiaries on the same basis as they apply to transactions between Affiliated Parties and the Company.


                                    ARTICLE V

                                   CONDITIONS

     5.1. Conditions to Obligations of the Purchasers and the Company. The respective obligations of the Purchasers and the Company to consummate the transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

     (a) No statute, rule or regulation or order of any court or administrative agency shall be in effect which prohibits the consummation of the transactions contemplated hereby; and

     (b) Any waiting period (and any extension thereof) under the HSR Act applicable to this Agreement and the transactions contemplated hereby shall have expired or been terminated.

     5.2. Conditions to Obligations of the Purchasers. The obligations of the Purchasers to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

     (a) Each of the representations and warranties of the Company contained in this Agreement shall be true and correct when made and as of the Closing (except to the extent such representations and warranties are affected by agreement to or consummation of any of the pending transactions listed on Schedule 4.1 or made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect;

     (b) The Company shall have performed, satisfied and complied in all material respects with all of its covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing;

     (c) The Company shall have delivered to the Purchasers an officer's certificate certifying as to the Company's compliance with the conditions set forth in clauses (a) and (b) of this Section 5.2;

     (d) The Company shall have executed and delivered a Registration Rights Agreement in the form of Exhibit 5.2(d) hereto (the "Registration Rights Agreement"), and the Registration Rights Agreement shall be in full force and effect;

     (e) The Certificates of Designation shall have been duly filed with the Secretary of State of the State of Delaware in accordance with the laws of the State of Delaware and the Certificates of Designation shall be in full force and effect;

     (f) The Shares issuable upon conversion of the Preferred Shares shall have been duly authorized and reserved for issuance and such Shares shall have been approved for listing on the NMS, subject to official notice of issuance;

     (g) The Company shall have entered into a binding agreement to acquire all of the equity interest it does not currently own in Internext, LLC, and the terms of such agreement shall be consistent with the term sheet previously delivered to the Purchasers;

     (h) The Purchasers shall have received an opinion of Willkie Farr & Gallagher, outside counsel to the Company, with respect to the due incorporation, due authorization, validity of the Preferred Shares, securities act exemption and the valid and binding nature of this Agreement, the Registration Rights Agreement and the Certificates of Designation;

     (i) The Company shall not have entered into any agreement or become bound by the terms of any instrument or security, including without limitation, the Senior Credit Facility, which would prevent the Company from paying cash dividends on the Series C Preferred Stock on a current basis; and

     (j) There shall not have occurred (i) any event, circumstances, condition, fact, effect, or other matter which has had or would reasonably be expected to have a material adverse effect (x) on the business, assets, financial condition, prospects, or results of operations of the Company and its Subsidiaries taken as a whole or (y) on the ability of the Company and such Subsidiaries to perform on a timely basis any material obligation under this Agreement or to consummate the transactions contemplated hereby; or (ii) any material disruption of or material adverse change in financial, banking or capital market conditions.

     5.3. Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions:

     (a) Each of the representations and warranties of the Purchasers contained in this Agreement shall be true and correct when made and as of the Closing (except to the extent such representations and warranties are made as of a particular date, in which case such representations and warranties shall have been true and correct in all material respects as of such date), except for failures to be true and correct which individually or in the aggregate would not have a material adverse effect on the ability of the Purchasers to consummate the transactions contemplated hereby;

     (b) The Purchasers shall have performed, satisfied and complied in all material respects with all of their covenants and agreements set forth in this Agreement to be performed, satisfied and complied with prior to or at the Closing Date;

     (c) The Purchasers shall have delivered to the Company an officer's certificate certifying as to the Purchasers' compliance with the conditions set forth in clauses (a) and (b) of this Section 5.3; and

     (d) The Purchasers, the Purchaser Directors and the Company shall have entered into the Confidentiality Agreement, in the form attached hereto as
Exhibit 5.3(d).

     (e) The Company shall have received an opinion reasonably acceptable to the Company from Fried, Frank, Harris, Shriver & Jacobson, outside counsel to the Purchasers, with respect to non-contravention, due formation, due authorization, and the valid and binding nature of this Agreement and the Registration Rights Agreement.


                                   ARTICLE VI

                                   TERMINATION

     6.1. Termination. This Agreement may be terminated at any time prior to the
Closing:

     (a) by mutual written agreement of the Company and the Purchasers; or

     (b) by either the Purchasers or the Company if the Closing shall not have been consummated on or before April 30, 2000 (provided that the right to terminate this Agreement under this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

     (c) by either the Purchasers or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or

     (d) by the Purchasers, if they determine in their sole discretion, that any of the representations and warranties of the Company contained in Section 2.9 is untrue or inaccurate in any respect.

     6.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (or any stockholder, director, officer, partner, employee, agent, consultant or representative of such party) except as set forth in this Section 6.2, provided that nothing contained in this Agreement shall relieve any party from liability for any breach of this Agreement and provided further that Sections 8.2, 8.3, 8.13, 8.14 and 8.15 shall survive termination of this Agreement.

                                   ARTICLE VII

                                 INDEMNIFICATION

     7.1. Survival. The representations and warranties of the parties hereto contained in this Agreement or in any of the other Transaction Documents shall expire on the 18-month anniversary of the Closing Date, except that the representations and warranties set forth in Sections 2.1(a), 2.2, 2.3, 3.5 and
3.6 shall survive indefinitely. After the expiration of such periods, any claim by a party hereto based upon any such representation or warranty shall be of no further force and effect, except to the extent a party has asserted a claim in accordance with this Article VII for breach of any such representation or warranty prior to the expiration of such period, in which event any representation or warranty to which such claim relates shall survive with respect to such claim until such claim is resolved as provided in this Article
VII. The covenants and agreements of the parties hereto contained in this Agreement in any of the other Transaction Documents shall survive the Closing until performed in accordance with their terms.

     7.2. Indemnification. (a) The Company shall indemnify, defend and hold harmless the Purchasers, their Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each a "Purchasers Indemnified Person") from and against all Losses incurred or suffered by a Purchaser Indemnified Person (whether incurred or suffered directly or indirectly through ownership of capital stock of the Company or otherwise) arising from (i) the breach of any of the representations or warranties made by the Company in this Agreement or any other Transaction Document or (ii) the breach of any covenant or agreement made by the Company in this Agreement or any other Transaction Document. Notwithstanding the foregoing,
(A) no claim may be made against the Company for indemnification pursuant to
Section 7.2(a)(i) unless the aggregate liability of the Company exceeds $8.5 million, and the Company shall then only be liable for Losses in excess of such amount and (B) the Company's maximum liability for indemnification pursuant to
Section 7.2(a)(i) shall not exceed $212.5 million.

     (b) The Purchasers shall indemnify, defend and hold harmless the Company, its Affiliates, and their respective officers, directors, partners, members, employees, agents, representatives, successors and assigns (each a "Company Indemnified Person") from and against all Losses incurred or suffered by a Company Indemnified Person arising from (i) the breach of any of the representations or warranties made by the Purchasers in this Agreement or any other Transaction Document or (ii) the breach of any covenant or agreement made by the Purchasers in this Agreement or any other Transaction Document. Notwithstanding the foregoing, (A) no claim may be made against the Purchasers for indemnification pursuant to Section 7.2(b)(i) unless the aggregate liability of the Purchasers exceeds $8.5 million, and the Purchasers shall then only be liable for Losses in excess of such amount and (B) the Purchasers' maximum liability for indemnification pursuant to Section 7.2(b)(i) shall not exceed $212.5 million.

     (c) A party seeking indemnification under this Section 7.2 shall, promptly upon becoming aware of the facts indicating that a claim for indemnification may be warranted and in any event prior to the end of the applicable survival period under Section 7.1, give to the party from whom indemnification is being sought a notice of claim relating to such Loss (a "Claim Notice"). Each Claim Notice shall specify the nature of the claim, the applicable provision(s) of this Agreement or other instrument under which the claim for indemnity arises, and, if possible, the amount or the estimated amount thereof. No failure or delay in giving a Claim Notice (so long as the same is given prior to expiration of the representation or warranty upon which the claim is based) and no failure to include any specific information relating to the claim (such as the amount or estimated amount thereof) or any reference to any provision of this Agreement or other instrument under which the claim arises shall affect the obligation of the party from whom indemnification is sought.

     7.3. Inspections; No Other Representations. The Purchasers are informed and sophisticated purchasers, and have undertaken such investigation and have been provided with and have evaluated such documents and information as they deem necessary to enable them to make an informed decision with respect to the execution, delivery and performance of this Agreement. Each Purchaser will undertake prior to the Closing such further investigation and request such additional documents and information as it deems necessary. Each Purchaser agrees to accept the Preferred Shares based upon its own inspection, examination and determination with respect thereto as to all matters, and without reliance upon any express or implied representations or warranties of any nature made by or on behalf or imputed to the Company, except as expressly set forth in this Agreement. Without limiting the generality of the foregoing, each Purchaser acknowledges that the Company makes no representation or warranty with respect to any projections, estimates or budgets delivered to or made available to Purchasers of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company and its Subsidiaries or the future business and operations of the Company and the Subsidiaries except as expressly set forth in this Agreement.

     7.4. Exclusivity. Except as specifically set forth in this Agreement and except in the case of fraud, effective as of the Closing, each party hereby waives any rights and claims such party may have against the other party hereto, whether in law or in equity, relating to any breach of any representation or warranty by any party hereunder. After the Closing, Sections 7.1, 7.2(a) and 7.2(b) will provide the exclusive remedy for any misrepresentation or breach of warranty, except in the case of fraud.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1. Defined Terms; Interpretations. The following terms, as used herein, shall have the following meanings:

     "1998 Balance Sheet" shall have the meaning ascribed thereto in Section
2.5.

     "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

     "Agreement" shall have the meaning ascribed thereto in the preamble.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Certificates of Designation" shall have the meaning ascribed thereto in
Section 2.2.

     "Claim Notice" shall have the meaning ascribed thereto in Section 7.2(c).

     "Closing" shall have the meaning ascribed thereto in Section 1.2(a).

     "Closing Date" shall have the meaning ascribed thereto in Section 1.2(a).

     "Commitments" shall have the meaning ascribed thereto in Section 2.11.

     "Common Stock" shall have the meaning ascribed thereto in Section 2.3 and shall include, as the context may require, Class A Common Stock, Class B Common Stock and all Common Stock now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be exchanged for or converted into Common Stock, and any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

     "Company" shall have the meaning ascribed thereto in the preamble.

     "Company Indemnified Person" shall have the meaning ascribed thereto in
Section 7.2(b).

     "Confidentiality Agreement" shall have the meaning ascribed thereto in
Section 8.7.

     "Consents" shall have the meaning ascribed thereto in Section 4.4.

     "DGCL" shall mean the Delaware General Corporation Law.

     "Encumbrances" shall have the meaning ascribed thereto in Section 2.1(b).

     "ERISA" shall mean the Employee Retirement Income Securities Act of 1974, as amended.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

     "Existing Preferred Stock" shall have the meaning ascribed thereto in
Section 2.3.

     "14% Preferred Stock" shall have the meaning ascribed thereto in Section
2.3.

     "GAAP" shall have the meaning ascribed thereto in Section 2.5.

     "Governmental Entity" shall mean any supernational, national, foreign, federal, state or local judicial, legislative, executive, administrative or regulatory body or authority.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

     "Knowledge", with respect to the Company, shall mean the knowledge of Daniel F. Akerson, Craig O. McCaw, Steven W. Hooper, Kathleen H. Iskra, Peter Campbell, Gary Begeman, Douglas Carter, Noelle Beams, R. Gerard Salemme, Dan Gonzales, David Goesling, Dennis O'Connell, Robert Hopkins and Dennis Weibling, and the knowledge that any of the foregoing persons would have after due and reasonable inquiry and investigation.

     "Laws" shall include all foreign, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, judgments, decrees and bodies of law.

     "Licenses" shall have the meaning ascribed thereto in Section 2.10.

     "Litigation" shall have the meaning ascribed thereto in Section 2.7.

     "Losses" shall mean each and all of the following items: claims, losses, (including, without limitation, losses of earnings) liabilities, obligations, payments, damages (actual or punitive but not consequential), charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses (including, without limitation, interest which may be imposed in connection therewith, costs and expenses of investigation, actions, suits, proceedings, demands, assessments and fees, expenses and disbursements of counsel, consultants and other experts).

     "Material Adverse Effect" shall mean a material adverse effect on the properties, business, prospects, operations, results of operations, earnings, assets, liabilities or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

     "Person" shall mean any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

     "Preferred Shares" shall have the meaning ascribed thereto in the recitals.

     "Purchase Price" shall have the meaning ascribed thereto in Section 1.1.

     "Purchasers" shall have the meaning ascribed thereto in the preamble.

     "Purchasers Indemnified Person" shall have the meaning ascribed thereto in
Section 7.2(a).

     "Registration Rights Agreement" shall have the meaning ascribed thereto in
Section 5.2(d).

     "SEC" shall mean the Securities and Exchange Commission.

     "SEC Reports" shall have the meaning ascribed thereto in Section 2.4.

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act shall include reference to the comparable section, if any, of such successor federal statute.

     "Series C Preferred Stock" shall have the meaning ascribed thereto in the recitals.

     "Series D Preferred Stock" shall have the meaning ascribed thereto in the recitals.

     "6 1/2%" Preferred Stock" shall have the meaning ascribed thereto in
Section 2.3.

     "Shares" shall mean the shares of Class A Common Stock initially issuable upon conversion of Preferred Shares.

     "Significant Subsidiaries" shall have the meaning ascribed thereto in
Section 2.1(b).

     "Strategic Investor" shall mean any Person directly engaged in a related or complementary business to the business engaged in by the Company and/or any of the Subsidiaries if, at the time such Strategic Investor acquires Senior Capital Stock, a significant business or technological relationship between the Company and such Person is contemplated pursuant to a written agreement.

     "Strategic Senior Capital Stock Issuance" shall mean the issuance of any Senior Capital Stock to a Strategic Investor.

     "Subsidiaries" shall mean the collective reference to the Significant Subsidiaries and all other direct or indirect subsidiaries of the Company.

     "Transaction Documents" shall mean this Agreement, the Certificates of Designation, the Registration Rights Agreement and all other contracts, agreements, schedules, certificates and other documents being delivered pursuant to or in connection with this Agreement or such other documents or the transactions contemplated hereby or thereby.

     8.2. Fees and Expenses. At the Closing, the Company shall pay, or reimburse the Purchasers for, all reasonable costs and expenses incurred by the Purchasers in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereby; but in no event shall the Company pay or reimburse the Purchasers for such costs and expenses in an amount in excess of $1,500,000. The Company shall pay its own expenses incurred in connection with the negotiation, execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereby.

     8.3. Public Announcements. The Purchasers and the Company shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by Law if it has used all reasonable efforts to consult with the other party prior thereto.

     8.4. Restrictive Legends. No Preferred Shares or Shares may be transferred without registration under the Securities Act and applicable state securities laws unless counsel to the Company shall advise the Company that such transfer may be effected without such registration. Each certificate representing any of the foregoing shall bear legends in substantially the following form:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.

     THE SALE, PLEDGE, TRANSFER, ASSIGNMENT OR OTHER DISPOSITION OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AND SUBJECT TO THE PROVISIONS OF A STOCK PURCHASE AGREEMENT DATED AS OF DECEMBER 7, 1999, A COPY OF WHICH IS AVAILABLE UPON REQUEST FOR INSPECTION AT THE OFFICES OF THE CORPORATION. ANY SUCH REQUEST SHOULD BE ADDRESSED TO THE SECRETARY OF THE CORPORATION.

     8.5. Further Assurances. At any time or from time to time after the Closing, the Company, on the one hand, and the Purchasers, on the other hand, agree to cooperate with each other, and at the request of the other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby or by the other Transaction Documents and to otherwise carry out the intent of the parties hereunder or thereunder.

     8.6. Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company and the Purchasers and the respective successors, permitted assigns, heirs and personal representatives of the Company and the Purchasers, provided that the Company may not assign its rights or obligations under this Agreement to any Person without the prior written consent of the Purchasers, and provided further that the Purchasers may not assign their rights or obligations under this Agreement to any Person (other than an Affiliate) without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the Purchasers' benefit as purchasers or holders of Preferred Stock or Shares are also for the benefit of, and enforceable by, any subsequent holder of such Preferred Stock or Shares.

     8.7. Entire Agreement. This Agreement and the other Transaction Documents contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or understandings with respect thereto; provided that the Confidentiality Agreement between the parties (or their Affiliates) will remain in full force and effect in accordance with its terms (the "Confidentiality Agreement").

     8.8. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by such party to the other parties:

          (i)  if to the Company, to:

               NEXTLINK Communications, Inc.
               1505 Farm Credit Drive
               McLean, VA  22102
               Attn:  Gary Begeman, Esq.

               with a copy to:

               Willkie Farr & Gallagher
               787 Seventh Avenue
               New York, NY  10019
               Attn:  Bruce R. Kraus, Esq.

          (ii) if to the Purchasers, to:

               c/o Forstmann Little & Co.
               767 Fifth Avenue
               New York, NY  10153
               Attention:  Sandra J. Horbach

               with a copy to:

               Fried, Frank, Harris, Shriver & Jacobson
               One New York Plaza

               New York, NY  10004
               Telecopy: (212) 859-8587
               Attention: Robert C. Schwenkel, Esq.

     All such notices, requests, consents and other communications shall be deemed to have been given or made if and when delivered personally or by overnight courier to the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice).

     8.9. Amendments. The terms and provisions of this Agreement may be modified or amended, or any of the provisions hereof waived, temporarily or permanently, in a writing executed and delivered by the Company and the Purchasers. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

     8.10. Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.11. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     8.12. Nouns and Pronouns. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

     8.13. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW.

     8.14. Submission to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and of the United States of America, in each case located in the County of New York, for any Litigation arising out of or relating to this Agreement or the other Transaction Documents and the transactions contemplated hereby and thereby (and agrees not to commence any Litigation relating hereto or thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any Litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America, in each case located in the County of New York, hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.

     8.15. WAIVER OF JURY TRIAL. THE COMPANY AND THE PURCHASERS HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, PROCEEDING OR LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

     8.16. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

Purchasers
----------

FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP VI, L.P.

By: /s/ Sandra Horbach
    ------------------------------


Number of Series C             Number of Series D
 Preferred Shares               Preferred Shares               Purchase Price
 ----------------               ----------------               --------------

        0                            265,625                    $265,625,000



FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY
MANAGEMENT BUYOUT PARTNERSHIP VII, L.P.

By: /s/ Sandra Horbach
    ------------------------------


Number of Series C    Number of Series D                         Amount of
 Preferred Shares      Preferred Shares     Purchase Price    Closing Dividend
 ----------------      ----------------     --------------    ----------------

     584,375                   0             $584,375,000        $8,765,180



                                        NEXTLINK COMMUNICATIONS, INC.


                                        By: /s/ Daniel F. Akerson
                                            ------------------------------
                                            Name:  Daniel F. Akerson
                                            Title: Chairman and Chief Executive
                                                   Officer

                                                                    EXHIBIT 2.2A
                                                                    ------------

                          NEXTLINK COMMUNICATIONS, INC.

            CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF SERIES C CUMULATIVE CONVERTIBLE PARTICIPATING PREFERRED STOCK
            AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     NEXTLINK Communications, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by the Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Corporation in one or more series and the Board of Directors has duly approved and adopted the following resolution on [January __, 2000] (the "Resolution"):

          RESOLVED that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors hereby creates, authorizes and provides for the issuance of a series of the preferred stock of the Corporation, par value $.01 per share (such preferred stock designated as the "Series C Cumulative Convertible Participating Preferred Stock"), consisting of 584,375 shares and having the powers, designation, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Certificate of Incorporation and in this Resolution as follows:

     1. Number and Designation. 584,375 shares of the Preferred Stock of the Corporation shall constitute a series designated as "Series C Cumulative Convertible Participating Preferred Stock" (the "Series C Preferred Stock").

     2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

     "Change of Control" will be deemed to have occurred at such time as any of the following occur: (i) any person or any persons acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Eagle River, Craig O. McCaw, Wendy P. McCaw and their respective affiliates or an underwriter engaged in a firm commitment underwriting on behalf of the Corporation), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Corporation, (ii) neither Mr. Craig O. McCaw nor any person designated by him to the Corporation as acting on his behalf shall be a director of the Corporation, or (iii) from and after the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Corporation was proposed by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Class A Common Stock" means any shares of the Corporation's Class A Common Stock, par value $.02 per share, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Corporation which may be exchanged for or converted into Class A Common Stock, any and all securities of any kind whatsoever of the Corporation which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

     "Common Stock" means the Corporation's Class A Common Stock, the Corporation's Class B Common Stock, par value $.02 per share, and any other common stock of the Corporation.

     "Current Market Price" means the average of the daily Market Prices of the Common Stock for ten consecutive trading days immediately preceding the date for which such value is to be computed.

     "Eagle River" means Eagle River Investments, L.L.C., a limited liability company formed under the laws of the State of Washington.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Issue Date" means the original date of issuance of shares of Series C Preferred Stock.

     "Liquidation Preference" with respect to a share of Series C Preferred Stock means, as at any date, the sum of (i) $1,000.00 plus (ii) any Special Amount with respect to such share plus (iii) an amount equal to any accrued and unpaid Preferred Dividends (as defined in paragraph 4(a) below) with respect to such share from the last Dividend Payment Date through such date.

     "Market Price" means, with respect to the Common Stock, on any given day,
(i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

     "Net Realizable FMV" means, with respect to a share of Common Stock, if calculable, the amount of gross proceeds net of underwriters' discounts, commissions or other selling expenses received by or to be received by the holder in connection with the sale of such share of Common Stock on a when issued basis or immediately after the conversion or, in all other cases, an amount equal to 97% of the Current Market Price of the Common Stock.

     "Preference Amount" with respect to a share of Series C Preferred Stock means, as at any date, the sum of (i) $727.273 plus (ii) any Special Amount, whether or not declared, with respect to such share plus (iii) an amount equal to any accrued and unpaid Preferred Dividends with respect to such share from the last Dividend Payment Date through such date.

     "Series D Designation" means the Certificate of Designation for the Series D Preferred Stock.

     "Series D Preferred Stock" means the Series D Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

     "Special Amount" with respect to a share of Series C Preferred Stock shall mean all dividends and other amounts which have become payable in respect of such share under paragraph 4(a) but which have not been paid. The Special Amount with respect to any such share shall be reduced by the amount of any such dividends and other amounts actually paid in respect of such share under paragraph 4(c).

     "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

     3. Rank. (a) The Series C Preferred Stock and Series D Preferred Stock each will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to the Corporation's 6-1/2% Cumulative Convertible Preferred Stock, par value $.01 per share, all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior Securities"); (ii) on a parity with each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Securities"); and (iii) junior to the Corporation's 14% Senior Exchangeable Redeemable Preferred Shares, par value $.01 per share (the "Senior Exchangeable Redeemable Preferred Shares"), and to each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation in accordance with
Section 9(d) hereof, the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"); provided that the relative powers, rights and preferences of the Series C Preferred Stock and Series D Preferred Stock vis-a-vis the other shall be as set forth herein and in the Series D Designation.

     (b) The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any warrants, rights or options or other securities exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be.

     (c) The Series C Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities and, to the extent permitted by Section 9(d), Senior Securities.

     4. Dividends. (a) The holders of shares of Series C Preferred Stock shall be entitled to receive with respect to each share of Series C Preferred Stock, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends per annum equal to $54.5455 per share in cash (the "Preferred Dividend"). Preferred Dividends shall accrue and shall be cumulative whether or not declared from the Issue Date and shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (unless such day is not a Business Day, in which event such dividends shall be payable on the next succeeding Business Day) (each such date being a "Dividend Payment Date" and each such quarterly period being a "Dividend Period"), commencing on March 31, 2000. Each such dividend shall be payable to the holders of record of shares of the Series C Preferred Stock as they appear on the stock register of the Corporation at the close of business on the corresponding Record Date. As used herein, the term "Record Date" means, with respect to the dividend payable on March 31, June 30, September 30 and December 31, respectively, of each year, the preceding March 15, June 15, September 15 and December 15, or such other date, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed as the record date by the Board of Directors.

     (b) The amount of Preferred Dividends payable for each full Dividend Period for each outstanding share of Series C Preferred Stock shall be computed by dividing $54.5455 by four. The amount of Preferred Dividends payable on the initial Dividend Payment Date, or in respect of any period shorter or longer than a full Dividend Period, on the Series C Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. No interest, or sum or money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Stock that may be in arrears.

     (c) Accrued and unpaid Special Amounts for any past Dividend Periods may be declared and paid on any subsequent Dividend Payment Date, to holders of record on the corresponding Record Date.

     (d) So long as any shares of the Series C Preferred Stock are outstanding, no dividend, except as described in the last sentence of Section 4(e) below and except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on any Parity Securities, nor shall any Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Parity Securities or Junior Securities), unless in each case all Special Amounts have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series C Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of the dividend on, or the date of redemption, purchase, or acquisition for consideration of, such Parity Securities. When Special Amounts are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all Special Amounts and additional amounts declared upon shares of the Series C Preferred Stock and all dividends and additional amounts declared upon any other Parity Securities shall be declared ratably in proportion to the respective amounts of Special Amounts and additional amounts accumulated and unpaid on the Series C Preferred Stock and dividends and additional amounts accumulated and unpaid on such Parity Securities.

     (e) So long as any shares of the Series C Preferred Stock are outstanding, no dividends shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (any such dividend, distribution, redemption, purchase or acquisition being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) all Special Amounts and additional amounts on all outstanding shares of the Series C Preferred Stock and accrued and unpaid dividends and additional amounts on any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series C Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Stock and the current dividend period with respect to such Parity Securities. Notwithstanding anything in this Certificate of Designation to the contrary, the Corporation may declare and pay dividends on Parity Stock which are payable solely in additional shares of, or by the increase in the liquidation value of, Parity Stock or on Junior Stock which are payable in additional shares of, or by the increase in the liquidation value of, Junior Stock, as applicable, or repurchase, redeem or otherwise acquire Junior Stock in exchange for Junior Stock, and Parity Stock in exchange for Parity Stock or Junior Stock.

     (f) So long as any shares of Series C Preferred Stock are outstanding, if the Corporation pays a dividend in cash, securities or other property on the Common Stock then at the same time the Corporation shall declare and pay a dividend on each share of Series C Preferred Stock in an amount equal to the Series C Per Share Participation Amount. The "Series C Per Share Participation Amount" means, as at any date, 37.5% of the amount of dividends that would be paid with respect to the Series C Preferred Stock and Series D Preferred Stock taken together if converted into Common Stock on the date established as the record date with respect to such dividend on the Common Stock divided by the number of shares of Series C Preferred Stock then outstanding.

     5. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series C Preferred Stock and Series D Preferred Stock taken together shall be entitled to receive an amount in cash equal to the greater of (x) the aggregate Liquidation Preferences (as set forth herein and in the Series D Designation) of the shares of Series C Preferred Stock and Series D Preferred Stock as of the date of liquidation, or (y) the aggregate amount that would have been received with respect to the shares of Series C Preferred Stock and Series D Preferred Stock if such stock had been converted to Common Stock immediately prior to such liquidation, dissolution or winding-up. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the aforesaid amounts under clause (x) of the preceding sentence and liquidating payments on all Parity Securities, then such assets, or proceeds thereof, shall (i) be distributed among the shares of Series C Preferred Stock and the Series D Preferred Stock taken together and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full and (ii) the amount distributable under clause (i) to the Series C Preferred Stock and Series D Preferred Stock taken together, shall first be distributed to the Series C Preferred Stock until it has received an amount equal to the aggregate Preference Amounts of all Series C Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series C Preferred Stock and 62.5% to the Series D Preferred Stock. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the Series C Preferred Stock and Series D Preferred Stock taken together shall be sufficient to pay in full the aforesaid amounts under clause (x) of the first sentence of this subsection 5(a) then such amount shall first be distributed to the Series C Preferred Stock until it has received an amount equal to the aggregate Preference Amounts of all Series C Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series C Preferred Stock and 62.5% to the Series D Preferred Stock. Any amounts distributed with respect to the Series C Preferred Stock pursuant to this paragraph 5(a) shall be allocated pro rata among the shares of Series C Preferred Stock. For the purposes of this paragraph 5, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

     (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series C Preferred Stock and the Series D Preferred Stock taken together, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Stock, Series D Preferred Stock and any Parity Securities shall not be entitled to share therein.

     6. Redemption. (a) The Series C Preferred Stock shall not be redeemable by the Corporation prior to the later of (i) the fifth anniversary of the Issue Date and (ii) the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms (the "Redemption Trigger Date"). On and after the Redemption Trigger Date, to the extent the Corporation shall have funds legally available for such payment, and subject to the rights of the holders pursuant to Section 8 hereof, the Corporation may redeem at its option shares of Series C Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference as of the date fixed for redemption, without interest; provided that the Corporation shall only be entitled to redeem shares of the Series C Preferred Stock if shares of the Series D Preferred Stock are also redeemed on a proportional basis based on the percentage of each series of shares outstanding at such time.

     (b) To the extent the Corporation shall have funds legally available therefor, during the 180-day period commencing on the tenth anniversary of the Issue Date, the holders of the Series C Preferred Stock shall have the right to cause the Corporation to redeem at any time in whole or from time to time in part outstanding shares of Series C Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference, without interest; provided that upon any such election the Corporation shall be required to redeem a proportional amount of the Series D Preferred Stock.

     (c) Shares of Series C Preferred Stock which have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series C Preferred Stock shall be reissued or sold as Series C Preferred Stock.

     (d) If the Corporation is unable or shall fail to discharge its obligation to redeem outstanding shares of Series C Preferred Stock pursuant to paragraph 6(b) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series C Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities or (ii) declare or make any Junior Securities Distribution, or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

     7. Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, in the case of Section 6(a), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole shares). Notwithstanding anything in Section 6 to the contrary, the Corporation shall only redeem shares of Series C Preferred Stock pursuant to Section 6(a) or 6(b) on a proportional basis based on the percentage of each series of shares outstanding at such time.

     (b) In the event the Corporation shall redeem shares of Series C Preferred Stock pursuant to Section 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series C Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series C Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

     (c) Notice having been mailed as aforesaid, if applicable, from and after the redemption date, dividends on the shares of Series C Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and except the right to convert shares so called for redemption prior to the close of business on the date immediately preceding the date fixed for such redemption) shall cease. Upon surrender in accordance with said notice, if applicable, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     8. Conversion. (a) (i) Subject to the provisions of this Section 8, the holders of shares of Series C Preferred Stock shall have the right, at any time in whole and from time to time in part, at such holders' option, to convert any or all outstanding shares (and fractional shares) of Series C Preferred Stock held by such holders into fully paid and non-assessable shares of Class A Common Stock; provided that upon the exercise by any holder of Series C Preferred Stock of this conversion option, a proportional amount, based on the percentage of each series of shares outstanding, of the Series D Preferred Stock shall automatically convert in accordance with the terms of the Series D Designation. At any time and from time to time the outstanding shares of Series C Preferred Stock and Series D Preferred Stock taken together shall be convertible into a number of shares of Class A Common Stock (the "Aggregate Conversion Shares") equal to the aggregate Liquidation Preferences of the shares of the Series C Preferred Stock and the Series D Preferred Stock as set forth herein and in the Series D Designation as of the date of conversion divided by $63.25, subject to adjustment from time to time pursuant to paragraph 8(g) hereof (the "Conversion Price"). The Series C Preferred Stock outstanding as at any date shall be convertible into a number of shares of Class A Common Stock (the "Aggregate Series C Conversion Shares") equal to the sum of (A) the aggregate Preference Amounts with respect to all outstanding shares of Series C Preferred Stock divided by the Net Realizable FMV of a share of Class A Common Stock at the time of conversion plus (B) .375 times the excess, if any, of the Aggregate Conversion Shares over the number determined pursuant to clause (A). Each share of Series C Preferred Stock being converted shall convert into a number of shares of Class A Common Stock equal to the Aggregate Series C Conversion Shares divided by the number of shares of Series C Preferred Stock then outstanding. Notwithstanding any call for redemption pursuant to Section 6(a), the right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

     (ii) In the case of any partial conversion of Series C Preferred Stock by the holders thereof, selection of the Series D Preferred Stock for automatic conversion will be made by the Corporation in compliance with the requirements of the principal national securities exchange, if any, on which the Series D Preferred Stock is listed, or if the Series D Preferred Stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as the Corporation, in its sole discretion, shall deem fair and appropriate; provided, however, that the Corporation may redeem all the shares held by holders of fewer than 5 shares of Series D Preferred Stock (or all of the shares held by the holders who would hold less than 5 shares of Series D Preferred Stock as a result of such redemption) as may be determined by the Corporation.

     (b) (i) In order to exercise the conversion privilege, the holder of the shares of Series C Preferred Stock to be converted shall surrender the certificate representing such shares at the principal executive offices of the Corporation, with a written notice of election to convert completed and signed, specifying the number of shares to be converted. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series C Preferred Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

     (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series C Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (x) a certificate or certificates for the whole number of shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, (y) any cash adjustment required pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series C Preferred Stock not being so converted.

     (iii) Each conversion of shares of Series C Preferred Stock pursuant to paragraph 8(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and such notice received by the Corporation as aforesaid, and the person in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Class A Common Stock in respect of the shares of Series C Preferred Stock being converted as determined in accordance with this Section 8 at such time on such date. All shares of Class A Common Stock delivered upon conversion of the Series C Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon the surrender of certificates representing the shares of Series C Preferred Stock to be converted, the shares to be so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such shares surrendered for conversion shall immediately terminate except the right to receive the Class A Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series C Preferred Stock not converted.

     (c) (i) Upon delivery to the Corporation by a holder of shares of Series C Preferred Stock of a notice of election to convert, the right of the Corporation to redeem such shares of Series C Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

     (ii) If a holder of Series C Preferred Stock delivers to the Corporation a certificate therefor and a notice of election to convert, the Series C Preferred Stock to be converted shall cease to accrue dividends pursuant to paragraph 4 but shall continue to be entitled to receive pro rata dividends for the period from the last Dividend Payment Date to the date of delivery of the notice of election to convert in preference to and in priority over any dividends on any Junior Securities.

     (iii) Except as provided above and in paragraph 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series C Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends theretofore paid on the shares of Class A Common Stock.

     (d) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall be required for the purpose of effecting conversions of the Series C Preferred Stock.

     (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series C Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

     (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Series C Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the Series C Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (f) In connection with the conversion of any shares of Series C Preferred Stock, no fractions of shares of Class A Common Stock shall be required to be issued to the holder of such shares of Series C Preferred Stock, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Class A Common Stock on the business day next preceding the business day on which such shares of Series C Preferred Stock are deemed to have been converted.

     (g) (i) In case the Corporation shall at any time after the Issue Date (A) declare a dividend or make a distribution on Common Stock payable in Common Stock (other than dividends or distributions payable to holders of the Series C Preferred Stock including dividends paid as contemplated by Section 4(f)), (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares, (D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other person, the Conversion Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be adjusted so that the conversion of the Series C Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or other securities into which such shares of Common Stock have been converted, exchanged, combined, consolidated, merged or reclassified pursuant to clause 8(g)(i)(C), 8(g)(i)(D) or 8(g)(i)(E) above) which, if the Series C Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification. Such adjustment shall be made successively whenever an event listed above shall occur.

     (ii) In case the Corporation shall issue or sell any Common Stock (or rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock) without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the Current Market Price on the date of such issuance (or, in the case of convertible or exchangeable or exercisable securities, less than the Current Market Price as of the date of issuance of the rights, options, warrants or other securities in respect of which shares of Common Stock were issued) then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then applicable Current Market Price (such Current Market Price, the "Adjustment Price") and (2) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, options, warrants or other securities are convertible, exercisable or exchangeable), and the denominator of which shall be the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and (y) the number of additional shares of Common Stock issued (or into or for which the rights, options, warrants or other securities may be converted, exercised or exchanged), multiplied by the Adjustment Price. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

     (iii) In case the Corporation shall fix a record date for the issuance on a pro rata basis of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) at a price per share of Common Stock (or having a conversion, exercise or exchange price per share of Common Stock, in the case of a security convertible into, or exerciseable or exchangeable for, shares of Common Stock) less than the Current Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or other securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire in whole or in part unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(g)), the Conversion Price shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Price shall be the Conversion Price that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) to reflect the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants that remain outstanding (without taking into effect shares of Common Stock issuable upon exercise of rights, options or warrants that have lapsed or expired); and (C) in the event of a change in the number of shares of

Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Price shall be adjusted to reflect the Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Price shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Price was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii). Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iii) to the extent the holders of Series C Preferred Stock participate in any such distribution in accordance with Section 4(f) hereof.

     (iv) In case the Corporation shall fix a record date for the making of a distribution to all holders of any class of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property, the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Conversion Price immediately prior to such distributions less the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock and (B) the denominator of which shall be the Conversion Price immediately prior to such distributions. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed. An adjustment to the Conversion Price also shall be made in respect of dividends and distributions paid exclusively in cash to all holders of any class of Common Stock (excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(g)(i) is made) where the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of other consideration paid in respect of any repurchases of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 2% of the Corporation's market capitalization (being the product of the then Current Market Price of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution). The Conversion Price to be in effect after such adjustment shall be determined by subtracting from the Conversion Price in effect prior to such adjustment an amount equal to the quotient of (A) the sum of clause (1) and clause (2) above and (B) the number of shares of Common Stock outstanding on the date such adjustment is to be determined. Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iv) to the extent the holders of Series C Preferred Stock participate in any such distribution in accordance with
Section 4(f) hereof.

     (v) No adjustment to the Conversion Price pursuant to (a) paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above shall be required unless such adjustment would require an increase or decrease of at least $.50 in the Conversion Price or (b) paragraph 8(g)(ii) above shall be required with respect to rights, options, warrants or other securities outstanding on the Issue Date or issued pursuant to the Company's employee benefit plans in effect on the Issue Date or reserved for issuance thereunder as of the Issue Date or stock options granted after the Issue Date pursuant to any stock option plans adopted by the Board of Directors so long as such options have an exercise price not less than the Market Price on the day preceding such grant; provided, however, that any adjustments which by reason of paragraph 8(g)(v)(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8(g) shall be made to the nearest four decimal points.

     (vi) In the event that, at any time as a result of the provisions of this paragraph 8(g), a holder of Series C Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series C Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

     (vii) If, as a result of the operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above and corresponding provisions in the Series D Designation, the cumulative number of shares of Class A Common Stock issued or issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock, after giving effect to (x) the adjustments described in such paragraphs and corresponding provisions in the Series D Designation and (y) all prior conversions of the Series C Preferred Stock and Series D Preferred Stock, would equal or exceed a number (the "Threshold Number") equal to 20% of the outstanding shares of Class A Common Stock as of the Issue Date and if the Company receives a written opinion of its outside counsel that the issuance of such shares in excess of the Threshold Number would violate the rules of the Nasdaq National Market or any other exchange on which the Class A Common Stock is then quoted or traded, then until and unless the Corporation obtains the approval of its common stockholders for the issuance of any such shares of Class A Common Stock in excess of the Threshold Number, the holders shall only be entitled to exercise their conversion rights with respect to a maximum number of Series C and Series D Preferred Stock that would not result in an amount of shares of Class A Common Stock being issued in excess of the Threshold Number, but in any case, the Conversion Price shall be adjusted as provided in such paragraphs. If, as a result of the operation of the preceding sentence, the conversion rights of the holders of Series C Preferred Stock are limited by operation thereof because appropriate stockholder approval has not been obtained, the Corporation agrees for the benefit of the holders of Series C Preferred Stock and Series D Preferred Stock to use its reasonable best efforts to seek, as promptly as reasonably practicable, the requisite approval of its common stockholders (and shall seek such approval as often as necessary to obtain such approval), and will recommend to its stockholders that they vote in favor of a resolution providing for such approval, for the amount of shares of Class A Common Stock that would be issued or issuable upon conversion in full of all outstanding Series C and Series D Preferred Stock. Notwithstanding anything to the contrary set forth above, the holders of Series C Preferred Stock and Series D Preferred Stock shall be entitled to exercise such holders' conversion rights in full (after giving effect to any and all anti-dilution adjustments resulting from operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv)) in connection with any merger, consolidation or other transaction in which such Series C Preferred Stock, Series D Preferred Stock or Class A Common Stock is being converted into or exchanged for cash, securities or other property in connection with such merger, consolidation or other transaction. In the event that the Corporation elects to redeem the shares of Series C Preferred Stock and Series D Preferred Stock at a time when the holders' right to convert such shares into Class A Common Stock is limited as provided in this paragraph (g), and such holders seek to exercise such conversion rights prior to the date fixed for redemption in accordance with this Section 8 (the "Redemption Date"), then if the total number of shares of Class A Common Stock issued or issuable upon conversion of such shares, after giving effect to any adjustments provided under the first sentence of this section (the "Cumulative Number"), would exceed the Threshold Number, the holders shall be entitled to convert such number of shares of Series C Preferred Stock and Series D Preferred Stock into a number of shares of Class A Common Stock up to the Threshold Number, and with respect to the balance of such shares, the Corporation shall cancel such shares and shall pay the holders in lieu thereof an amount in cash equal to (a)(i) the Cumulative Number minus (ii) the Threshold Number multiplied by (b) the Market Price per share of Class A Common Stock on the business day next preceding the business day which is deemed the Redemption Date.

     (h) All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series C Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments.

     9. Voting Rights. (a) The holders of record of shares of Series C Preferred Stock shall be entitled to vote on an as-converted basis (calculated in accordance with Section 8(a) as of the close of trading on the last trading day of the most recently ended fiscal quarter of the Corporation) with the Common Stock as a single class on all matters presented to the holders of the Common Stock for vote, except as hereinafter provided in this Section 9 or as otherwise provided by law. So long as the provisions of Section 9(b)(i) entitle the holders of Series C Preferred Stock to designate the Series C Designee (as defined below), the holders of Series C Preferred Stock shall not be entitled to vote as to the election of other directors of the Corporation.

     (b) (i) On the Issue Date, the Board of Directors shall cause the total number of directors then constituting the whole Board of Directors to be increased by two and the holders of the outstanding shares of Series C Preferred Stock shall be entitled to designate one director (the "Series C Designee") for election to the Board of Directors of the Corporation and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors; and the holders of the outstanding shares of Series D Preferred Stock shall be entitled to designate one director (the "Series D Designee") for election to the Board of Directors of the Corporation and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors; provided that, notwithstanding the foregoing, after the Issue Date, (i) the holders of the outstanding shares of the Series C Preferred Stock shall continue to be entitled to designate the Series C Designee for election to the Board of Directors and, voting separately as a series, shall continue to have the exclusive right to vote for the election of the Series C Designee to the Board of Directors, and the holders of the outstanding shares of the Series D Preferred Stock shall continue to be entitled to designate the Series D Designee for election to the Board of Directors and, voting separately as a series, shall continue to have the exclusive right to vote for the election of the Series D Designee to the Board of Directors, in each case, for as long as, and only for as long as, at least 40% of the aggregate number of shares of Series C Preferred Stock issued on the Issue Date and of shares of Series D Preferred Stock issued on the original date of issuance of the Series D Preferred Stock (such aggregate number of shares of Series C Preferred Stock and Series D Preferred Stock being referred to herein as the "Total C and D Shares") remains outstanding; (ii) the entitlement of the holders of outstanding shares of Series C Preferred Stock to designate one director for election to the Board of Directors, and the exclusive right of the holders of outstanding shares of Series C Preferred Stock to vote, separately as a series, for the election of the Series C Designee to the Board of Directors, shall cease immediately upon less than 40% of the Total C and D Shares being outstanding, and the holders of the outstanding shares of the Series C Preferred Stock shall be entitled to designate one board observer (the "Series C Board Observer"), for as long as, and only for as long as any shares of Series C Preferred Stock issued on the Issue Date are outstanding; (iii) immediately upon no shares of Series C Preferred Stock issued on the Issue Date being outstanding, the entitlement of the holders of outstanding shares of Series C Preferred Stock to designate the Series C Board Observer, and the rights of the Series C Observer, shall cease; and (iv) immediately upon less than 40% but more than 20% of the Total C and D Shares being outstanding, the Board of Directors shall cause the total number of directors then constituting the whole Board of Directors to be decreased by one, and the term of office of the Series C Designee shall terminate. The Series C Designee may be removed with or without cause by the holders of the shares of Series C Preferred Stock. The "Series C Board Observer" means a person who shall not be a member of the Board of Directors and who shall have the rights as agreed to with the Corporation, provided that such rights shall satisfy the requirement of contractual management rights for purposes of the Department of Labor's "plan assets" regulation.

     (ii) If and whenever six quarterly dividends payable on the Series C Preferred Stock have not been paid in full or if the Corporation shall have failed to discharge its Mandatory Redemption Obligation or the Corporation shall have failed to comply with Section 9(d) hereof, the total number of directors then constituting the whole Board of Directors automatically shall be increased by one and the holders of outstanding shares of Series C Preferred Stock, voting separately as a single series, shall be entitled to elect one additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Stock called as hereinafter provided. Whenever all arrears in dividends and Special Amounts on the Series C Preferred Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, or the Company shall have fulfilled its Mandatory Redemption Obligation, as the case may be, then the right of the holders of outstanding shares of Series C Preferred Stock to elect such additional director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any similar future arrearage in six quarterly dividends or failure to fulfill any Mandatory Redemption Obligation), and the term of office of any person elected as director by the holders of outstanding shares of Series C Preferred Stock pursuant to this subparagraph (b)(ii) shall forthwith terminate and the total number of directors then constituting the whole Board of Directors automatically shall be reduced by one. At any time after voting power to elect one additional director shall have become vested and be continuing in the holders of outstanding shares of Series C Preferred Stock pursuant to this subparagraph
(b)(ii), or if a vacancy shall exist in the office of a director elected by the holders of outstanding shares of Series C Preferred Stock pursuant to this subparagraph (b)(ii), a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of Series C Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series C Preferred Stock, for the purpose of electing the one additional director which such holders are entitled to elect pursuant to this subparagraph
(b)(ii). If such meeting shall not be called by a proper officer of the Corporation within twenty (20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of record of at least twenty-five percent (25%) of the outstanding shares of Series C Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series C Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

     (c) Without the written consent of holders of a majority of the outstanding shares of Series C Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series C Preferred Stock at a meeting of the holders of Series C Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Restated Certificate of Incorporation or this Certificate of Designation so as to adversely affect the preferences, rights or powers of the Series C Preferred Stock or to authorize the issuance of, or to issue any, additional shares of Series C Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series C Preferred Stock shall require the written consent of holders of two-thirds of the outstanding shares of Series C Preferred Stock or the affirmative vote of holders of two-thirds of the outstanding shares of Series C Preferred Stock at a meeting of the holders of Series C Preferred Stock called for such purpose.

     (d) Without the written consent of holders of a majority of the outstanding shares of Series C Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series C Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any (i) Parity Securities or (ii) Senior Securities except Senior Securities issued in accordance with paragraph (f)(ii) of the Certificate of Designation for the Senior Exchangeable Redeemable Preferred Shares as in effect on December 3, 1999.

     (e) Subject to the provisions of Sections 8 and 10 hereof, the Corporation may, without the consent of any holder of Series C Preferred Stock, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that: (1) the successor, transferee or lessee (if not the Corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series C Preferred Stock shall be converted into or exchanged for and shall become shares of, or interests in, such successor, transferee or lessee, having in respect of such successor, transferee, or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, that the Series C Preferred Stock has immediately prior to such transaction; and (2) the Corporation delivers to the transfer agent an officers' certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this Certificate of Designation. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Corporation that is permitted pursuant to this paragraph (e), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation with respect to the Series C Preferred Stock (or the shares or interests into, or for which, the Series C Preferred Stock is converted or exchanged), and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series C Preferred Stock.

     (f) In exercising the voting rights set forth in this paragraph 9, each share of Series C Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series C Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     10. Change of Control. (a) Within thirty days of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation shall notify the holders of the Series C Preferred Stock of such occurrence and shall be required to make an offer (the "Offer to Purchase") to each holder of shares of Series C Preferred Stock (subject to the rights of the holders pursuant to Section 8 hereof) to repurchase such holder's shares of Series C Preferred Stock, or such portion thereof as may be determined by such holder, at a price per share in cash equal to 101% of the Liquidation Preference plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date through such date); provided that if any holders of Series C Preferred Stock tender their shares pursuant to the Offer to Purchase, the Corporation shall be required to purchase a proportional amount of the Series D Preferred Stock.

     (b) The Offer to Purchase must take place on a Business Day (the "Change of Control Payment Date") not later than 30 days following the Change of Control Date. On the Change of Control Payment Date, the Corporation shall (A) accept for payment the Series C Preferred Stock validly tendered pursuant to the Offer to Purchase, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Corporation defaults in the payment for the Series C Preferred Stock tendered pursuant to the Offer to Purchase, dividends will cease to accrue with respect to the Series C Preferred Stock tendered and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor.

     (c) The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Series C Preferred Stock in connection with an Offer to Purchase.

     (d) Notwithstanding anything to the contrary contained in this Section 10, the Company will not repurchase or redeem any such stock pursuant to this
Section 10 until it has repurchased or repaid all outstanding debt obligations pursuant to rights triggered pursuant to the terms thereof resulting from the Change of Control in question.

     11. Reports. So long as any of the Series C Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series C Preferred Stock with reports containing the same information as would be required in such reports.

     12. General Provisions. (a) The term "person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

     (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

     (c) The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     IN WITNESS WHEREOF, said NEXTLINK Communications, Inc. has caused this Certificate of Designations to be signed by ______________, its ____________ this ____ day of January, 2000.

                                        NEXTLINK COMMUNICATIONS, INC.


                                        By: ______________________________
                                            Name:  Daniel F. Akerson
                                            Title: Chairman and Chief Executive
                                                   Officer

                                                                    EXHIBIT 2.2B
                                                                    ------------

                          NEXTLINK COMMUNICATIONS, INC.

            CERTIFICATE OF DESIGNATION OF THE POWERS, PREFERENCES AND
          RELATIVE, PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS OF
             SERIES D CONVERTIBLE PARTICIPATING PREFERRED STOCK AND
              QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware

     NEXTLINK Communications, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the board of directors of the Corporation (the "Board of Directors") by the Corporation's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, said Board of Directors is authorized to issue Preferred Stock of the Corporation in one or more series and the Board of Directors has duly approved and adopted the following resolution on [January __, 2000] (the "Resolution"):

          RESOLVED that, pursuant to the authority vested in the Board of Directors by its Certificate of Incorporation, the Board of Directors hereby creates, authorizes and provides for the issuance of a series of preferred stock of the Corporation, par value $.01 per share (such preferred stock designated as the "Series D Convertible Participating Preferred Stock"), consisting of 265,625 shares and having the powers, designation, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth in the Restated Certificate of Incorporation and in this Resolution as follows:

     1. Number and Designation. 265,625 shares of the Preferred Stock of the Corporation shall constitute a series designated as "Series D Convertible Participating Preferred Stock" (the "Series D Preferred Stock").

     2. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated.

     "Board of Directors" means the Board of Directors of the Corporation.

     "Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in New York City, New York generally are authorized or required by law or other governmental actions to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of such person's capital stock, whether outstanding on the Issue Date or issued after the Issue Date, and any and all rights (other than any evidence of indebtedness), warrants or options exchangeable for or convertible into such capital stock.

     "Change of Control" will be deemed to have occurred at such time as any of the following occur: (i) any person or any persons acting together that would constitute a "group" for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto (other than Eagle River, Craig O. McCaw, Wendy P. McCaw and their respective affiliates or an underwriter engaged in a firm commitment underwriting on behalf of the Corporation), shall beneficially own (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision thereto) more than 50% of the aggregate voting power of all classes of Voting Stock of the Corporation, (ii) neither Mr. Craig O. McCaw nor any person designated by him to the Corporation as acting on his behalf shall be a director of the Corporation or (iii) from and after the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the shareholders of the Corporation was proposed by a vote of a majority of the directors of the Corporation then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

     "Class A Common Stock" means the Corporation's Class A Common Stock, par value $.02 per share, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Corporation which may be exchanged for or converted into Class A Common Stock, any and all securities of any kind whatsoever of the Corporation which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Class A Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Corporation or otherwise.

     "Common Stock" means the Corporation's Class A Common Stock, the Corporation's Class B Common Stock, par value $.02 per share, and any other common stock of the Corporation.

     "Current Market Price" means the average of the daily Market Prices of the Common Stock for ten consecutive trading days immediately preceding the date for which such value is to be computed.

     "Eagle River" means Eagle River Investments, L.L.C., a limited liability company formed under the laws of the State of Washington.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

     "Issue Date" means the original date of issuance of shares of Series D Preferred Stock.

     "Liquidation Preference" with respect to a share of Series D Preferred Stock means, as at any date, $1,000.00 plus an amount equal to any accrued and unpaid dividends with respect to such share through such date.

     "Market Price" means, with respect to the Common Stock, on any given day,
(i) the price of the last trade, as reported on the Nasdaq National Market, not identified as having been reported late to such system, or (ii) if the Common Stock is so traded, but not so quoted, the average of the last bid and ask prices, as those prices are reported on the Nasdaq National Market, or (iii) if the Common Stock is not listed or authorized for trading on the Nasdaq National Market or any comparable system, the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. If the Common Stock is not listed and traded in a manner that the quotations referred to above are available for the period required hereunder, the Market Price per share of Common Stock shall be deemed to be the fair value per share of such security as determined in good faith by the Board of Directors of the Corporation.

     "Net Realizable FMV" means, with respect to a share of Common Stock, if calculable, the amount of gross proceeds net of underwriters' discounts, commissions or other selling expenses received by or to be received by the holder in connection with the sale of such share of Common Stock on a when issued basis or immediately after the conversion or, in all other cases, an amount equal to 97% of the Current Market Price of the Common Stock.

     "Series C Designation" means the Certificate of Designation for the Series C Preferred Stock.

     "Series C Preferred Stock" means the Series C Cumulative Convertible Participating Preferred Stock, par value $.01 per share, of the Corporation.

     "Voting Stock" means, with respect to any person, the Capital Stock of any class or kind ordinarily having the power to vote for the election of directors or other members of the governing body of such person.

     3. Rank. (a) The Series C Preferred Stock and Series D Preferred Stock each will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) senior to the Corporation's 6-1/2% Cumulative Convertible Preferred Stock, par value $.01 per share, all classes of Common Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation the terms of which do not expressly provide that such class or series ranks senior to, or on a parity with, the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to, together with all classes of Common Stock of the Corporation, as "Junior Securities"); (ii) on a parity with each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation, the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution (collectively referred to as "Parity Securities"); and (iii) junior to the Corporation's 14% Senior Exchangeable Redeemable Preferred Shares, par value $.01 per share (the "Senior Exchangeable Redeemable Preferred Shares"), and to each class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation established hereafter by the Board of Directors of the Corporation in accordance with Section 9(d) hereof, the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock and Series D Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Corporation (collectively referred to as "Senior Securities"); provided that the relative powers, rights and preferences of the Series C Preferred Stock and Series D Preferred Stock vis-a-vis the other shall be as set forth herein and in the Series C Designation.

     (b) The respective definitions of Junior Securities, Parity Securities and Senior Securities shall also include any warrants, rights, options or other securities exercisable or exchangeable for or convertible into any of the Junior Securities, Parity Securities and Senior Securities, as the case may be.

     (c) The Series D Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities and, to the extent permitted by Section 9(d), Senior Securities.

     4. Dividends. So long as any shares of Series D Preferred Stock are outstanding, if the Corporation pays a dividend in cash, securities or other property on the Common Stock then at the same time the Corporation shall declare and pay a dividend on each share of Series D Preferred Stock an amount equal to the Series D Per Share Participation Amount. The "Series D Per Share Participation Amount" means, as at any date, 62.5% of the amount of dividends that would be paid with respect to the Series C Preferred Stock and Series D Preferred Stock taken together if converted into Common Stock on the date established as the record date with respect to such dividend on the Common Stock divided by the number of shares of Series D Preferred Stock then outstanding.

     5. Liquidation Preference. (a) In the event of any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, after any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Senior Securities, and before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series C Preferred Stock and Series D Preferred Stock taken together shall be entitled to receive an amount in cash equal to the greater of (x) the aggregate Liquidation Preferences (as set forth herein and in the Series C Designation) of the shares of Series C Preferred Stock and Series D Preferred Stock as of the date of liquidation, or (y) the aggregate amount that would have been received with respect to the shares of Series C Preferred Stock and Series D Preferred Stock if such stock had been converted to Common Stock immediately prior to such liquidation, dissolution or winding-up. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, shall be insufficient to pay in full the aforesaid amounts under clause (x) of the preceding sentence and liquidating payments on all Parity Securities, then such assets, or proceeds thereof, shall (i) be distributed among the shares of Series C Preferred Stock and the Series D Preferred Stock taken together and all such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Preferred Stock and any such other Parity Securities if all amounts payable thereon were paid in full and (ii) the amount distributable under clause (i) to the Series C Preferred Stock and Series D Preferred Stock taken together, shall first be distributed to the Series C Preferred Stock until it has received an amount equal to the aggregate Preference Amounts (as defined in the Series C Designation) of all Series C Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series C Preferred Stock and 62.5% to the Series D Preferred Stock. If, upon any liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable to the Series C Preferred Stock and Series D Preferred Stock taken together shall be sufficient to pay in full the aforesaid amounts under clause (x) of the first sentence of this subsection 5(a) then such amount shall first be distributed to the Series C Preferred Stock until it has received an amount equal to the aggregate Preference Amounts (as defined in the Series C Designation) of all Series C Preferred Stock outstanding as of the date of liquidation and thereafter 37.5% to the Series C Preferred Stock and 62.5% to the Series D Preferred Stock. Any amounts distributed with respect to the Series D Preferred Stock pursuant to this paragraph 5(a) shall be allocated pro rata among the shares of Series D Preferred Stock. For the purposes of this paragraph 5, neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other entities shall be deemed to be a liquidation, dissolution or winding-up of the Corporation.

     (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series C Preferred Stock and the Series D Preferred Stock taken together, as provided in this paragraph 5, any other series or class or classes of Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Stock, Series C Preferred Stock and any Parity Securities shall not be entitled to share therein.

     6. Redemption. (a) The Series D Preferred Stock shall not be redeemable by the Corporation prior to the later of (i) the fifth anniversary of the Issue Date and (ii) the date on which the Corporation has redeemed indefeasibly or defeased in full its obligations in respect of its 12-1/2% Senior Notes due April 15, 2006 or defeased the covenants applicable thereto in accordance with their terms (the "Redemption Trigger Date"). On and after the Redemption Trigger Date, to the extent the Corporation shall have funds legally available for such payment, and subject to the rights of the holders pursuant to Section 8 hereof, the Corporation may redeem at its option shares of Series D Preferred Stock, at any time in whole or from time to time in part, at a redemption price per share equal to the Liquidation Preference as of the date fixed for redemption, without interest; provided that the Corporation shall only be entitled to redeem shares of the Series D Preferred Stock if shares of the Series C Preferred Stock are also redeemed on a proportional basis based on the percentage of each series of shares outstanding at such time.

     (b) Pursuant to the Series C Designation, to the extent the Corporation shall have funds legally available therefor, during the 180-day period commencing on the tenth anniversary of the Issue Date, the holders of the Series C Preferred Stock shall have the right to cause the Corporation to redeem at any time in whole or from time to time in part outstanding shares of Series C Preferred Stock, if any, at a redemption price per share in cash equal to the Liquidation Preference (as set forth in the Series C Designation), without interest; provided that upon any such election the Corporation shall be required to redeem a proportional amount of the Series D Preferred Stock.

     (c) Shares of Series D Preferred Stock which have been issued and reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock; provided that no such issued and reacquired shares of Series D Preferred Stock shall be reissued or sold as Series D Preferred Stock.

     (d) If the Corporation is unable or shall fail to discharge its obligation to redeem outstanding shares of Series C Preferred Stock and Series D Preferred Stock pursuant to paragraph 6(b) (the "Mandatory Redemption Obligation"), the Mandatory Redemption Obligation shall be discharged as soon as the Corporation is able to discharge such Mandatory Redemption Obligation. If and so long as any Mandatory Redemption Obligation with respect to the Series C Preferred Stock and Series D Preferred Stock shall not be fully discharged, the Corporation shall not (i) directly or indirectly, redeem, purchase, or otherwise acquire any Parity Security or discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Parity Securities or (ii) declare or make any Junior Securities Distribution (as defined in the Series C Designation), or, directly or indirectly, discharge any mandatory or optional redemption, sinking fund or other similar obligation in respect of any Junior Securities.

     7. Procedure for Redemption. (a) In the event that fewer than all the outstanding shares of Series D Preferred Stock are to be redeemed, in the case of Section 6(a), the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (with any fractional shares being rounded to the nearest whole shares). Notwithstanding anything in Section 6 to the contrary, the Corporation shall only redeem shares of Series D Preferred Stock pursuant to Section 6(a) or 6(b) on a proportional basis based on the percentage of each series of shares outstanding at such time.

     (b) In the event the Corporation shall redeem shares of Series D Preferred Stock pursuant to Section 6(a), notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided that neither the failure to give such notice nor any defect therein shall affect the validity of the giving of notice for the redemption of any share of Series D Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (i) the redemption date; (ii) the number of shares of Series D Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

     (c) Notice having been mailed as aforesaid, if applicable, from and after the redemption date, dividends on the shares of Series D Preferred Stock so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and except the right to convert shares so called for redemption prior to the close of business on the date immediately preceding the date fixed for such redemption) shall cease. Upon surrender in accordance with said notice, if applicable, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     8. Conversion. (a) (i) Pursuant to the provisions of the Series C Designation, the holders of shares of Series C Preferred Stock have the right, at any time in whole and from time to time in part, at such holders' option, to convert any or all outstanding shares (and fractional shares) of Series C Preferred Stock held by such holders into fully paid and non-assessable shares of Class A Common Stock. Upon the exercise by any holder of Series C Preferred Stock of its conversion option, a proportional amount, based on the percentage of each series of shares outstanding, of the Series D Preferred Stock shall automatically convert into fully paid and non-assessable shares of Class A Common Stock, subject to the provisions of this Section 8. At any time and from time to time the outstanding shares of Series C Preferred Stock and Series D Preferred Stock taken together shall be convertible into a number of shares of Class A Common Stock (the "Aggregate Conversion Shares") equal to the aggregate Liquidation Preferences of the shares of the Series C Preferred Stock and the Series D Preferred Stock as set forth herein and in the Series C Designation as of the date of conversion divided by $63.25, subject to adjustment from time to time pursuant to paragraph 8(g) hereof (the "Conversion Price"). The Series D Preferred Stock outstanding as at any date shall be convertible into a number of shares of Class A Common Stock (the "Aggregate Series D Conversion Shares") equal to .625 times the excess, if any, of (A) the Aggregate Conversion Shares over (B) the aggregate Preference Amounts (as defined in the Series C Designation) with respect to all outstanding shares of Series C Preferred Stock divided by the Net Realizable FMV of a share of Class A Common Stock at the time of conversion. Each share of Series D Preferred Stock being converted shall convert into a number of shares of Class A Common Stock equal to the Aggregate Series D Conversion Shares divided by the number of shares of Series D Preferred Stock then outstanding. Notwithstanding any call for redemption pursuant to
Section 6(a), the holders' right to convert shares so called for redemption shall terminate at the close of business on the date immediately preceding the date fixed for such redemption unless the Corporation shall default in making payment of the amount payable upon such redemption.

     (ii) In the case of any partial conversion of Series C Preferred Stock by the holders thereof, selection of the Series D Preferred Stock for automatic conversion will be made by the Corporation in compliance with the requirements of the principal national securities exchange, if any, on which the Series D Preferred Stock is listed, or if the Series D Preferred

Stock is not listed on a national securities exchange, on a pro rata basis, by lot or such other method as the Corporation, in its sole discretion, shall deem fair and appropriate; provided, however, that the Corporation may redeem all the shares held by holders of fewer than 5 shares of Series D Preferred Stock (or all of the shares held by the holders who would hold less than 5 shares of Series D Preferred Stock as a result of such redemption) as may be determined by the Corporation. The Corporation shall provide prompt written notice (including the number of shares so converted) of the automatic conversion of shares of Series D Preferred Stock pursuant to this paragraph 8 to the holders of record of the shares so converted.

     (b) (i) Promptly upon receipt of notice of automatic conversion of shares of Series D Preferred Stock pursuant to paragraph 8(a) (including the number of shares to be so converted), the holder of the shares of Series D Preferred Stock so converted shall surrender the certificate representing such shares at the principal executive offices of the Corporation. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Series D Preferred Stock are registered, each certificate so surrendered shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney, and an amount sufficient to pay any transfer or similar tax.

     (ii) As promptly as practicable after the surrender by the holder of the certificates for shares of Series D Preferred Stock as aforesaid, the Corporation shall issue and shall deliver to such holder, or on the holder's written order to the holder's transferee, (x) a certificate or certificates for the whole number of shares of Class A Common Stock issuable upon the conversion of such shares in accordance with the provisions of this paragraph 8, (y) any cash adjustment required pursuant to Section 8(f), and (z) in the event of a conversion in part, a certificate or certificates for the whole number of shares of Series D Preferred Stock not being so converted.

     (iii) Each conversion of shares of Series D Preferred Stock pursuant to paragraph 8(a) shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for shares of Series C Preferred Stock shall have been surrendered and the notice of election to convert received by the Corporation in accordance with the procedures set forth in Section 8 of the Series C Designation, and the person in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the holder of record of the shares of Class A Common Stock represented thereby at such time on such date and such conversion shall be into a number of whole shares of Class A Common Stock in respect of the shares of Series D Preferred Stock being converted as determined in accordance with this Section 8 at such time on such date. All shares of Class A Common Stock delivered upon conversion of the Series D Preferred Stock will upon delivery be duly and validly issued and fully paid and non-assessable, free of all liens and charges and not subject to any preemptive rights. Upon automatic conversion of shares of Series D Preferred Stock, the shares so converted shall no longer be deemed to be outstanding and all rights of a holder with respect to such converted shares shall immediately terminate except the right to receive the Class A Common Stock and other amounts payable pursuant to this paragraph 8 and a certificate or certificates representing the shares of Series D Preferred Stock not converted.

     (c) (i) Upon delivery to the Corporation by a holder of shares of Series C Preferred Stock of a notice of election to convert, the right of the Corporation to redeem the applicable shares of Series D Preferred Stock shall terminate, regardless of whether a notice of redemption has been mailed as aforesaid.

     (ii) If a holder of Series C Preferred Stock delivers to the Corporation a certificate therefor and a notice of election to convert, the Series D Preferred Stock to be converted shall cease to accrue dividends pursuant to paragraph 4.

     (iii) Except as provided above and in paragraph 8(g), the Corporation shall make no payment or adjustment for accrued and unpaid dividends on shares of Series D Preferred Stock, whether or not in arrears, on conversion of such shares or for dividends theretofore paid on the shares of Class A Common Stock.

     (d) (i) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class A Common Stock as shall be required for the purpose of effecting conversions of the Series D Preferred Stock.

     (ii) Prior to the delivery of any securities which the Corporation shall be obligated to deliver upon conversion of the Series D Preferred Stock, the Corporation shall comply with all applicable federal and state laws and regulations which require action to be taken by the Corporation.

     (e) The Corporation will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class A Common Stock on conversion of the Series D Preferred Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class A Common Stock in a name other than that of the holder of the Series D Preferred Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (f) In connection with the conversion of any shares of Series D Preferred Stock, no fractions of shares of Class A Common Stock shall be required to be issued to the holder of such shares of Series D Preferred Stock, but in lieu thereof the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Market Price per share of Class A Common Stock on the business day next preceding the business day on which such shares of Series D Preferred Stock are deemed to have been converted.

     (g) (i) In case the Corporation shall at any time after the Issue Date (A) declare a dividend or make a distribution on Common Stock payable in Common Stock (other than dividends or distributions payable to holders of the Series D Preferred Stock including dividends paid as contemplated by Section 4(f)), (B) subdivide or split the outstanding Common Stock, (C) combine or reclassify the outstanding Common Stock into a smaller number of shares,

(D) issue any shares of its Capital Stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing corporation), or (E) consolidate with, or merge with or into, any other person, the Conversion Price in effect at the time of the record date for such dividend or distribution or on the effective date of such subdivision, split, combination, consolidation, merger or reclassification shall be adjusted so that the conversion of the Series D Preferred Stock after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Corporation (or other securities into which such shares of Common Stock have been converted, exchanged, combined, consolidated, merged or reclassified pursuant to clause 8(g)(i)(C), 8(g)(i)(D) or 8(g)(i)(E) above) which, if the Series D Preferred Stock had been converted immediately prior to such time, such holder would have owned upon such conversion and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination, consolidation, merger or reclassification. Such adjustment shall be made successively whenever an event listed above shall occur.

     (ii) In case the Corporation shall issue or sell any Common Stock (or rights, options, warrants or other securities convertible into or exercisable or exchangeable for shares of Common Stock) without consideration or for a consideration per share (or having a conversion, exchange or exercise price per share) less than the Current Market Price on the date of such issuance (or, in the case of convertible or exchangeable or exercisable securities, less than the Current Market Price as of the date of issuance of the rights, options, warrants or other securities in respect of which shares of Common Stock were issued) then, and in each such case, the Conversion Price shall be reduced to an amount determined by multiplying (A) the Conversion Price in effect on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such sale or issuance multiplied by the then applicable Current Market Price (such Current Market Price, the "Adjustment Price") and (2) the aggregate consideration receivable by the Corporation for the total number of shares of Common Stock so issued (or into or for which the rights, options, warrants or other securities are convertible, exercisable or exchangeable), and the denominator of which shall be the sum of (x) the total number of shares of Common Stock outstanding immediately prior to such sale or issue and (y) the number of additional shares of Common Stock issued (or into or for which the rights, options, warrants or other securities may be converted, exercised or exchanged), multiplied by the Adjustment Price. In case any portion of the consideration to be received by the Corporation shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined in good faith by the Board of Directors.

     (iii) In case the Corporation shall fix a record date for the issuance on a pro rata basis of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase shares of Common Stock (or securities convertible into or exercisable or exchangeable for shares of Common Stock) at a price per share of Common Stock (or having a conversion, exercise or exchange price per share of Common Stock, in the case of a security convertible into, or exerciseable or exchangeable for, shares of Common Stock) less than the Current Market Price on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or other securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph 8(g)(ii) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire in whole or in part unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein comparable to those contained in this paragraph 8(g)), the Conversion Price shall again be adjusted as follows: (A) in the event that all of such rights, options or warrants expire unexercised, the Conversion Price shall be the Conversion Price that would then be in effect if such record date had not been fixed; (B) in the event that less than all of such rights, options or warrants expire unexercised, the Conversion Price shall be adjusted pursuant to paragraph 8(g)(ii) to reflect the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants that remain outstanding (without taking into effect shares of Common Stock issuable upon exercise of rights, options or warrants that have lapsed or expired); and (C) in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled, the Conversion Price shall be adjusted to reflect the Conversion Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock. Notwithstanding anything herein to the contrary, no further adjustment to the Conversion Price shall be made upon the issuance or sale of Common Stock upon the exercise of any rights, options or warrants to subscribe for or purchase Common Stock, if any adjustment in the Conversion Price was made or required to be made upon the record date for the issuance or sale of such rights, options or warrants under this clause 8(g)(iii). Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iii) to the extent the holders of Series D Preferred Stock participate in any such distribution in accordance with Section 4 hereof.

     (iv) In case the Corporation shall fix a record date for the making of a distribution to all holders of any class of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing corporation) of evidences of indebtedness, assets or other property, the Conversion Price to be in effect after such record date shall be determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, (A) the numerator of which shall be the Conversion Price immediately prior to such distribution less the fair market value (determined as set forth in paragraph 8(g)(ii) hereof) of the portion of the assets, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and (B) the denominator of which shall be the Conversion Price immediately prior to such distribution. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such record date had not been fixed. An adjustment to the Conversion Price also shall be made in respect of dividends and distributions paid exclusively in cash to all holders of Common Stock (excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, and any cash that is distributed upon a merger, consolidation or other transaction for which an adjustment pursuant to paragraph 8(g)(i) is made) where the sum of (1) all such cash dividends and distributions made within the preceding 12 months in respect of which no adjustment has been made and (2) any cash and the fair market value (determined as set forth in paragraph 8(g)(ii) hereof)of other consideration paid in respect of any repurchases of Common Stock by the Corporation or any of its subsidiaries within the preceding 12 months in respect of which no adjustment has been made, exceeds 2% of the Corporation's market capitalization (being the product of the then Current Market Price of the Common Stock times the aggregate number of shares of Common Stock then outstanding on the record date for such distribution). The Conversion Price to be in effect after such adjustment shall be determined by subtracting from the Conversion Price in effect prior to such adjustment an amount equal to the quotient of (A) the sum of clause (1) and clause (2) above and (B) the number of shares of Common Stock outstanding on the date such adjustment is to be determined. Notwithstanding anything herein to the contrary, no adjustment in the Conversion Price shall be made under this clause 8(g)(iv) to the extent the holders of Series D Preferred Stock participate in any such distribution in accordance with Section 4 hereof.

     (v) No adjustment to the Conversion Price pursuant to (a) paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above shall be required unless such adjustment would require an increase or decrease of at least $.50 in the Conversion Price or (b) paragraph 8(g)(ii) above shall be required with respect to rights, options, warrants or other securities outstanding on the Issue Date or issued pursuant to the Company's employee benefit plans in effect on the Issue Date or reserved for issuance thereunder as of the Issue Date or stock options granted after the Issue Date pursuant to any stock option plans adopted by the Board of Directors so long as such options have an exercise price not less than the Market Price on the day preceding such grant; provided, however, that any adjustments which by reason of this paragraph 8(g)(v)(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 8(g) shall be made to the nearest four decimal points.

     (vi) In the event that, at any time as a result of the provisions of this paragraph 8(g), a holder of Series D Preferred Stock upon subsequent conversion shall become entitled to receive any shares of Capital Stock of the Corporation other than Common Stock, the number of such other shares so receivable upon conversion of Series D Preferred Stock shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

     (vii) If, as a result of the operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv) above and corresponding provisions in the Series C Designation, the cumulative number of shares of Class A Common Stock issued or issuable upon conversion of the Series C Preferred Stock and Series D Preferred Stock, after giving effect to (x) the adjustments described in such paragraphs and corresponding provisions in the Series C Designation and (y) all prior conversions of Series C Preferred Stock and Series D Preferred Stock, would equal or exceed a number (the "Threshold Number") equal to 20% of the outstanding shares of Class A Common Stock as of the Issue Date and if the Company receives a written opinion of its outside counsel that the issuance of such shares in excess of the Threshold Number would violate the rules of the Nasdaq National Market or any other exchange on which the Class A Common Stock is then quoted or traded, then until and unless the Corporation obtains the approval of its common stockholders for the issuance of any such shares of Class A Common Stock in excess of the Threshold Number, the holders shall only be entitled to exercise their conversion rights with respect to a maximum number of Series C and Series D Preferred Stock that would not result in an amount of shares of Class A Common Stock being issued in excess of the Threshold Number, but in any case, the Conversion Price shall be adjusted as provided in such paragraphs. If, as a result of the operation of the preceding sentence, the conversion rights of the holders of Series D Preferred Stock are limited by operation thereof because appropriate stockholder approval has not been obtained, the Corporation agrees for the benefit of the holders of Series C Preferred Stock and Series D Preferred Stock to use its reasonable best efforts to seek, as promptly as reasonably practicable, the requisite approval of its common stockholders (and shall seek such approval as often as necessary to obtain such approval), and will recommend to its stockholders that they vote in favor of a resolution providing for such approval, for the amount of shares of Class A Common Stock that would be issued or issuable upon conversion in full of all outstanding Series C and Series D Preferred Stock. Notwithstanding anything to the contrary set forth above, the holders of Series C Preferred Stock and Series D Preferred Stock shall be entitled to exercise such holders' conversion rights in full (after giving effect to any and all anti-dilution adjustments resulting from operation of paragraphs 8(g)(ii), 8(g)(iii) or 8(g)(iv)) in connection with any merger, consolidation or other transaction in which such Series C Preferred Stock, Series D Preferred Stock or Class A Common Stock is being converted into or exchanged for cash, securities or other property in connection with such merger, consolidation or other transaction. In the event that the Corporation elects to redeem the shares of Series C Preferred Stock and Series D Preferred Stock at a time when the holders' right to convert such shares into Class A Common Stock is limited as provided in this paragraph (g), and such holders seek to exercise such conversion rights prior to the date fixed for redemption in accordance with this Section 8 (the "Redemption Date"), then if the total number of shares of Class A Common Stock issued or issuable upon conversion of such shares, after giving effect to any adjustments provided under the first sentence of this section (the "Cumulative Number"), would exceed the Threshold Number, the holders shall be entitled to convert such number of shares of Series C Preferred Stock and Series D Preferred Stock into a number of shares of Class A Common Stock up to the Threshold Number, and with respect to the balance of such shares, the Corporation shall cancel such shares and shall pay the holders in lieu thereof an amount in cash equal to (a)(i) the Cumulative Number minus (ii) the Threshold Number multiplied by (b) the Market Price per share of Class A Common Stock on the business day next preceding the business day which is deemed the Redemption Date.

     (h) All adjustments pursuant to this paragraph 8 shall be notified to the holders of the Series D Preferred Stock and such notice shall be accompanied by a schedule of computations of the adjustments.

     9. Voting Rights. (a) The holders of record of shares of Series D Preferred shall be entitled to vote on an as-converted basis (calculated in accordance with Section 8(a) as of the close of trading on the last trading day of the most recently ended fiscal quarter of the Corporation) with the Common Stock as a single class on all matters presented to the holders of the Common Stock for vote, except as hereinafter provided in this Section 9 or as otherwise provided by law. So long as the provisions of Section 9(b)(i) entitle the holders of Series D Preferred Stock to designate the Series D Designee (as defined below), the holders of Series D

Preferred Stock shall not be entitled to vote as to the election of other directors of the Corporation.

     (b) (i) On the Issue Date, the Board of Directors shall cause the total number of directors then constituting the whole Board of Directors to be increased by two and the holders of the outstanding shares of Series C Preferred Stock shall be entitled to designate one director (the "Series C Designee") for election to the Board of Directors of the Corporation and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors, and the holders of the outstanding shares of Series D Preferred Stock shall be entitled to designate one director (the "Series D Designee") for election to the Board of Directors of the Corporation and, voting separately as a series, shall have the exclusive right to vote for the election of such designee to the Board of Directors; provided that, notwithstanding the foregoing, after the Issue Date, (i) the holders of the outstanding shares of Series C Preferred Stock shall continue to be entitled to designate the Series C Designee for election to the Board of Directors and, voting separately as a series, shall continue to have the exclusive right to vote for the election of the Series C Designee to the Board of Directors, and the holders of the outstanding shares of the Series D Preferred Stock shall continue to be entitled to designate the Series D Designee for election to the Board of Directors and, voting separately as a series, shall continue to have the exclusive right to vote for the election of the Series D Designee to the Board of Directors, in each case, for as long as, and only for as long as, at least 40% of the aggregate number of shares of Series C Preferred Stock issued on the original date of issuance of the Series C Preferred Stock and of shares of Series D Preferred Stock issued on the Issue Date (such aggregate number of shares of Series C Preferred Stock and Series D Preferred Stock being referred to herein as the "Total C and D Shares") remains outstanding; (ii) the entitlement of the holders of outstanding shares of Series D Preferred Stock to designate one director for election to the Board of Directors, and the exclusive right of the holders of outstanding shares of Series D Preferred Stock to vote, separately as a series, for the election of such designee to the Board of Directors, shall cease immediately upon 20% or less of the Total C and D Shares being outstanding, and the holders of the outstanding shares of Series D Preferred Stock shall be entitled to designate one board observer (the "Series D Board Observer"), for as long as, and only for as long as, 20% or less (but at least one share of Series D Preferred Stock) of the Total C and D Shares remains outstanding; (iii) immediately upon no shares of Series D Preferred Stock issued on the Series D Issue Date being outstanding, the entitlement of the holders of outstanding shares of Series D Preferred Stock to designate the Series D Board Observer, and the rights of such Board Observer, shall cease; and (iv) immediately upon 20% or less of the Total C and D Shares being outstanding, the Board of Directors shall cause the total number of directors then constituting the whole Board of Directors to be decreased by one, and the term of office of the Series D Designee shall terminate. The Series D Designee may be removed with or without cause by the holders of the shares of Series D Preferred Stock. The "Series D Board Observer" means a person who shall not be a member of the Board of Directors and who shall have the rights as agreed to with the Corporation, provided that such rights shall satisfy the requirement of contractual management rights for purposes of the Department of Labor's "plan assets" regulation.

     (ii) If and whenever the Corporation shall have failed to discharge its Mandatory Redemption Obligation or the Corporation shall have failed to comply with Section

9(d) hereof, the total number of directors then constituting the whole Board of Directors automatically shall be increased by one and the holders of outstanding shares of Series D Preferred Stock, voting separately as a single series, shall be entitled to elect one additional director to serve on the Board of Directors at any annual meeting of stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series D Preferred Stock called as hereinafter provided. Whenever the Corporation shall have fulfilled its Mandatory Redemption Obligation, then the right of the holders of the outstanding shares of the Series D Preferred Stock to elect such additional director shall cease (but subject always to the same provisions for the vesting of such voting rights in the case of any future failure to fulfill any Mandatory Redemption Obligation), and the term of office of any person elected as director by the holders of outstanding shares of Series D Preferred Stock pursuant to this subparagraph (b)(ii) shall forthwith terminate and the total number of directors then constituting the whole Board of Directors automatically shall be reduced by one. At any time after voting power to elect one additional director shall have become vested and be continuing in the holders of outstanding shares of Series D Preferred Stock pursuant to this subparagraph (b)(ii), or if a vacancy shall exist in the office of a director elected by the holders of outstanding shares of Series D Preferred Stock pursuant to this subparagraph
(b)(ii), a proper officer of the Corporation may, and upon the written request of the holders of record of at least twenty-five percent (25%) of the shares of Series D Preferred Stock then outstanding addressed to the Secretary of the Corporation shall, call a special meeting of the holders of Series D Preferred Stock, for the purpose of electing the one additional director which such holders are entitled to elect pursuant to this subparagraph (b)(ii). If such meeting shall not be called by a proper officer of the Corporation within twenty
(20) days after personal service of said written request upon the Secretary of the Corporation, or within twenty (20) days after mailing the same within the United States by certified mail, addressed to the Secretary of the Corporation at its principal executive offices, then the holders of record of at least twenty-five percent (25%) of the outstanding shares of Series D Preferred Stock may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by the person so designated upon the notice required for the annual meeting of stockholders of the Corporation and shall be held at the place for holding the annual meetings of stockholders. Any holder of Series D Preferred Stock so designated shall have, and the Corporation shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

     (c) Without the written consent of holders of a majority of the outstanding shares of Series D Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series D Preferred Stock at a meeting of the holders of Series D Preferred Stock called for such purpose, the Corporation will not amend, alter or repeal any provision of the Restated Certificate of Incorporation or this Certificate of Designation so as to adversely affect the preferences, rights or powers of the Series D Preferred Stock or to authorize the issuance of, or to issue any, additional shares of Series D Preferred Stock; provided that any such amendment that changes any dividend or other amount payable on or the liquidation preference of the Series D Preferred Stock shall require the written consent of holders of two-thirds of the outstanding shares of Series D Preferred Stock or the affirmative vote of holders of two-thirds of the outstanding shares of Series D Preferred Stock at a meeting of the holders of Series D Preferred Stock called for such purpose.

     (d) Without the written consent of holders of a majority of the outstanding shares of Series D Preferred Stock or the affirmative vote of holders of a majority of the outstanding shares of Series D Preferred Stock at a meeting of such holders called for such purpose, the Corporation will not create, authorize or issue any (i) Parity Securities or (ii) Senior Securities except Senior Securities issued in accordance with paragraph (f)(ii) of the Certificate of Designation for the Senior Exchangeable Redeemable Preferred Shares as in effect on December 3, 1999.

     (e) Subject to the provisions of Sections 8 and 10 hereof, the Corporation may, without the consent of any holder of Series D Preferred Stock, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets as an entirety to, any Person, provided that: (1) the successor, transferee or lessee (if not the Corporation) is organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and the Series D Preferred Stock shall be converted into or exchanged for and shall become shares of, or interests in, such successor, transferee or lessee, having in respect of such successor, transferee, or lessee substantially the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof, that the Series D Preferred Stock has immediately prior to such transaction; and (2) the Corporation delivers to the transfer agent an officers' certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease complies with this Certificate of Designation. In the event of any consolidation or merger or conveyance, transfer or lease of all or substantially all of the assets of the Corporation that is permitted pursuant to this paragraph (e), the successor resulting from such consolidation or into which the Corporation is merged or the transferee or lessee to which such conveyance, transfer or lease is made, will succeed to, and be substituted for, and may exercise every right and power of, the Corporation with respect to the Series D Preferred Stock (or shares or interests into, or for which, the Series D Preferred Stock is converted or exchanged), and thereafter, except in the case of a lease, the predecessor (if still in existence) shall be released from its obligations and covenants with respect to the Series D Preferred Stock.

     (f) In exercising the voting rights set forth in this paragraph 9, each share of Series D Preferred Stock shall have one vote per share. Except as otherwise required by applicable law or as set forth herein, the shares of Series D Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers and the consent of the holders thereof shall not be required for the taking of any corporate action.

     10. Change of Control. (a) Pursuant to the Series C Designation, within thirty days of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Corporation shall notify the holders of the Series C Preferred Stock of such occurrence and shall be required to make an offer (the "Offer to Purchase") to each holder of shares of Series C Preferred Stock (subject to the rights of the holders pursuant to Section 8 hereof) to repurchase such holder's shares of Series C Preferred Stock, or such portion thereof as may be determined by such holder, at a price per share in cash equal to 101% of the Liquidation Preference plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends per share (including an amount in cash equal to a prorated dividend for the period from the last Dividend Payment Date through such date); provided that if any holders of Series C Preferred Stock tender their shares pursuant to the Offer to Purchase, the Corporation shall be required to purchase a proportional amount of the Series D Preferred Stock.

     (b) The Offer to Purchase must take place on a Business Day (the "Change of Control Payment Date") not later than 30 days following the Change of Control Date. On the Change of Control Payment Date, the Corporation shall (A) accept for payment any Series D Preferred Stock required to be purchased, (B) pay to the holders of shares so accepted the purchase price therefor in cash and (C) cancel and retire each surrendered certificate. Unless the Corporation defaults in the payment for the Series D Preferred Stock required to be purchased pursuant to Section 10(a) hereof, dividends will cease to accrue with respect to the Series D Preferred Stock purchased and all rights of holders of such tendered shares will terminate, except for the right to receive payment therefor.

     (c) The Corporation will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the repurchase of the Series D Preferred Stock in connection with an Offer to Purchase.

     (d) Notwithstanding anything to the contrary contained in this Section 10, the Company will not repurchase or redeem any such stock pursuant to this
Section 10 until it has repurchased or repaid all outstanding debt obligations pursuant to rights triggered pursuant to the terms thereof resulting from the Change of Control in question.

     11. Reports. So long as any of the Series D Preferred Stock is outstanding, in the event the Corporation is not required to file quarterly and annual financial reports with the Securities and Exchange Commission pursuant to
Section 13 or Section 15(d) of the Exchange Act, the Corporation will furnish the holders of the Series D Preferred Stock with reports containing the same information as would be required in such reports.

     12. General Provisions. (a) The term "person" as used herein means any corporation, limited liability company, partnership, trust, organization, association, other entity or individual.

     (b) The term "outstanding", when used with reference to shares of stock, shall mean issued shares, excluding shares held by the Corporation or a subsidiary of the Corporation.

     (c) The headings of the sections, paragraphs, subparagraphs, clauses and subclauses of this Certificate of Designation are for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

     IN WITNESS WHEREOF, said NEXTLINK Communications, Inc. has caused this Certificate of Designations to be signed by _____________, its ______________ this _____ day of January, 2000.

                                        NEXTLINK COMMUNICATIONS, INC.


                                        By: ______________________________
                                            Name:  Daniel F. Akerson
                                            Title: Chairman and Chief Executive
                                                   Officer

                                                                  EXHIBIT 5.2(d)
                                                                  --------------


                          REGISTRATION RIGHTS AGREEMENT

                         Dated as of ________ ___, 2000

                                     between

                          NEXTLINK Communications, Inc.


                                       and

               The Purchasers Listed on the Signature Pages Hereto

     REGISTRATION RIGHTS AGREEMENT, dated as of _______ __, 2000 between NEXTLINK Communications, Inc., a Delaware corporation (the "Company") and the entities listed on the signature pages hereto under the caption "Purchasers" (each a "Purchaser" and, collectively, the "Purchasers").

     The Company and the Purchasers have entered it into a Securities Purchase Agreement (the "Purchase Agreement") dated as of December 7, 1999 pursuant to which simultaneously herewith, the Purchasers are purchasing (i) an aggregate of 584,375 shares of the Company's Series C Preferred Stock, par value $0.01 per share (the "Series C Preferred Stock") and (ii) an aggregate of 265,625 shares of the Company's Series D Preferred Stock, par value $0.01 per share (the "Series D Preferred Stock" and, collectively with the Series C Preferred Stock, the "Preferred Shares").

     As part of, and as consideration for, the acquisition of the Preferred Shares by the Purchasers from the Company on the date hereof and from time to time hereafter, the Company hereby grants to the Purchasers certain registration and other rights with respect to its shares of Class A Common Stock as more fully set forth herein.

     Accordingly, the parties hereto agree as follows:

     1. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

     "Certificate of Incorporation" means the Certificate of Incorporation of the Company, as it may be amended or restated hereafter from time to time.

     "Commission" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

     "Common Stock" means any shares of Class A Common Stock, par value $0.01 per share, of the Company, now or hereafter authorized to be issued, and any and all securities of any kind whatsoever of the Company which may be exchanged for or converted into Common Stock, any and all securities of any kind whatsoever of the Company which may be issued on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

     "Person" means a corporation, an association, a partnership, an organization, a business, a trust, an individual, or any other entity or organization, including a government or political subdivision or an instrumentality or agency thereof.

     "Registrable Securities" means (i) any shares of Common Stock issued or issuable upon the conversion of any Preferred Shares held by the Purchasers and
(ii) any shares of Common Stock issued with respect to the Common Stock referred to in clause (i) by way of a stock dividend, stock split or reverse stock split or in connection with a combination of shares, recapitalization, merger, consolidation or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities (a) when a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) when such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration of them under the Securities Act, (c) when such securities are eligible for sale under Rule 144(k) or any successor provision, or (d) when such securities shall have been sold as permitted by, and in compliance with, the Securities Act.

     "Registration Expenses" means all expenses incident to the registration and disposition of the Registrable Securities pursuant to Section 2 hereof, including, without limitation, all registration, filing and applicable national securities exchange fees, all fees and expenses of complying with state securities or blue sky laws (including fees and disbursements of counsel to the underwriters or the Purchasers in connection with "blue sky" qualification of the Registrable Securities and determination of their eligibility for investment under the laws of the various jurisdictions), all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of "cold comfort" letters or any special audits required by, or incident to, such registration, all fees and disbursements of underwriters (other than underwriting discounts and commissions), all transfer taxes, and all fees and expenses of counsel to the Purchasers; provided, however, that Registration Expenses shall exclude, and the Purchasers shall pay, underwriting discounts and commissions in respect of the Registrable Securities being registered.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to a particular section of the Securities Act shall include a reference to the comparable section, if any, of any such similar Federal statute.

     2. Registration Under Securities Act, etc.

          2.1 Registration on Request.

     (a) Request. At any time or from time to time after the Purchasers are permitted to transfer Registrable Securities pursuant to Section 4.15 of the Purchase Agreement, the Purchasers shall have the right to require the Company to effect the registration under the Securities Act of all or part of the Registrable Securities, by delivering a written request therefor to the Company specifying the number of shares of Registrable Securities and the intended method of distribution. The Company shall (i) use its reasonable best efforts to effect the registration under the Securities Act (including by means of a shelf registration pursuant to Rule 415 under the Securities Act if so requested in such request and if the Company is then eligible to use such a registration) of the Registrable Securities which the Company has been so requested to register by the Purchasers, for distribution in accordance with the intended method of distribution set forth in the written request delivered by the Purchasers, such registration to be effected as expeditiously as possible (but in any event within 90 days of receipt of a written request), and (ii) if requested by the Purchasers, use its reasonable best efforts to obtain acceleration of the effective date of the registration statement relating to such registration.

     (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by the Purchasers of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration if inclusion of such other securities would result in a request by the managing underwriters for a reduction in the number of Registrable Securities requested to be so registered, except as required by the terms of registration rights agreements in effect on the date hereof.

     (c) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission as, subject to clause
(a)(i) above, shall be selected by the Company and as shall be reasonably acceptable to the Purchasers. The Company agrees to include in any such registration statement all information which, in the opinion of counsel to the Purchasers and counsel to the Company, is necessary or desirable to be included therein.

     (d) Expenses. The Company shall pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1.

     (e) Effective Registration Statement. A registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (including for purposes of paragraph (h) of this Section 2.1) (i) unless a registration statement with respect thereto has become effective and has been kept continuously effective for a period of at least 365 days (or such shorter period which shall terminate when all the Registrable Securities covered by such registration statement have been sold pursuant thereto), (ii) if after it has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to the Purchasers and has not thereafter become effective, or (iii) if the conditions to closing specified in the underwriting agreement, if any, entered into in connection with such registration are not satisfied or waived.

     (f) Selection of Underwriters. The underwriters of each underwritten offering of the Registrable Securities so to be registered shall be selected by the Purchasers, subject to the Company's approval, which approval shall not be unreasonably withheld.

     (g) Right to Withdraw. If the managing underwriter of any underwritten offering shall advise the Purchasers that the Registrable Securities covered by the registration statement cannot be sold in such offering within a price range acceptable to the Purchasers, then the Purchasers shall have the right to notify the Company in writing that they have determined that the registration statement be abandoned or withdrawn, in which event the Company shall abandon or withdraw such registration statement. In the event of such abandonment or withdrawal, such request shall not be counted for purposes of the requests for registration to which the Purchasers are entitled pursuant to this Section 2.1, and the Purchasers shall pay, or reimburse the Company for, all Registration Expenses related thereto.

     (h) Limitations on Registration on Request. The Purchasers shall be entitled to require the Company to effect, and the Company shall be required to effect, three registrations in the aggregate pursuant to this Section 2.1.

     (i) Postponement. The Company shall be entitled once in any six-month period to postpone for a reasonable period of time (but not exceeding 60 days) (the "Postponement Period") the filing of any registration statement required to be prepared and filed by it pursuant to this Section 2.1 if the Company determines, in its reasonable judgment, that such registration and offering would materially interfere with any material financing, corporate reorganization or other material transaction involving the Company or any subsidiary, or would require premature disclosure thereof, and promptly gives the Purchasers written notice of such determination, containing a general statement of the reasons for such postponement (which the Purchasers shall maintain in strict confidence in accordance with the Confidentiality Agreement (as defined in the Purchase Agreement)) and an approximation of the anticipated delay. If the Company shall so postpone the filing of a registration statement, (i) the Company shall use its reasonable best efforts to limit the delay to as short a period as is practicable and (ii) the Purchasers shall have the right to withdraw the request for registration by giving written notice to the Company at any time and, in the event of such withdrawal, such request shall not be counted for purposes of the requests for registration to which the Purchasers are entitled pursuant to this Section 2.1.

     (j) Shelf Registration. If the Purchasers request that the Company effect a registration of Registrable Securities by means of shelf registration pursuant to Rule 415 under the Securities Act (a "Shelf Registration Statement"), in addition to the other requirements contained herein, the Company shall, at its cost, use its reasonable best efforts to keep the Shelf Registration Statement continuously effective in order to permit the Prospectus forming part thereof to be usable by the Purchasers until such time as all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement or cease to be outstanding (the "Effectiveness Period"); provided, however, that the Effectiveness Period in respect of the Shelf Registration Statement shall be extended to the extent required to permit dealers to comply with the applicable prospectus delivery requirements under the Securities Act and as otherwise provided herein.

          2.2 Incidental Registration.

     (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities for the account of any other stockholder under the Securities Act by registration on Form S-1, S-2 or S-3 or any successor or similar form(s) (except registrations on any such Form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or incidental to an issuance of securities under Rule 144A under the Securities
Act), it will each such time give prompt written notice to the Purchasers of its intention to do so and of the Purchasers' rights under this Section 2.2. At any time or from time to time after the Purchasers are permitted to transfer Registrable Securities pursuant to Section 4.15 of the Purchase Agreement, upon the written request of the Purchasers (which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Purchasers), made as promptly as practicable and in any event within 30 days after the receipt of any such notice (10 days if the Company states in such written notice or gives telephonic notice to the Purchasers, with written confirmation to follow promptly thereafter, stating that (i) such registration will be on Form S-3 and (ii) such shorter period of time is required because of a planned filing date), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the Purchasers; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination and its reasons therefor (which the Purchasers will hold in strict confidence in accordance with the Confidentiality Agreement) to the Purchasers and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of the Purchasers to request that such registration be effected as a registration under
Section 2.1 and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under Section 2.1. The Company will pay all Registration Expenses in connection with any registration of Registrable Securities requested pursuant to this Section 2.2.

     (b) Right to Withdraw. The Purchasers shall have the right to withdraw its request for inclusion of its Registrable Securities in any registration statement pursuant to this Section 2.2 at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw.

     (c) Priority in Incidental Registrations. If the managing underwriter of any underwritten offering shall inform the Company by letter of its belief that the number of Registrable Securities requested to be included in such registration, when added to the number of other securities to be offered in such registration, would materially adversely affect such offering, then the Company shall include in such registration, to the extent of the number and type which the Company is so advised can be sold in (or during the time of) such offering without so materially adversely affecting such offering (the "Section 2.2 Sale Amount") and to the fullest extent permitted by the terms of applicable registration rights agreements in effect on the date hereof, the securities proposed by the other stockholders triggering such incidental registration, the Registrable Securities requested by the Purchasers to be included in such registration pursuant to Section 2.2(a) and any other securities of the Company requested to be included in such registration by any other holder having the right to include securities on a pro rata basis (in an amount in the aggregate equal to the Section 2.2 Sale Amount), based on the pro rata amount of shares of Common Stock held, or obtainable by exercise or conversion of other securities of the Company, by the Purchasers or such holder.

     (d) Plan of Distribution. Any participation by holders of Registrable Securities in a registration by the Company shall be in accordance with the Company's plan of distribution, provided that the Purchasers shall in consultation with the Company have the right to select a co-managing underwriter.

     2.3 Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable

Securities under the Securities Act as provided in Sections 2.1 and 2.2 hereof, the Company shall as expeditiously as possible:

          (a) prepare and file with the Commission as soon as practicable the requisite registration statement to effect such registration (and shall include all financial statements required by the Commission to be filed therewith) and thereafter use its reasonable best efforts to cause such registration statement to become effective; provided, however, that before filing such registration statement (including all exhibits) or any amendment or supplement thereto or comparable statements under securities or blue sky laws of any jurisdiction, the Company shall as promptly as practicable furnish such documents to the Purchasers and each underwriter, if any, participating in the offering of the Registrable Securities and their respective counsel, which documents will be subject to the review and comments of the Purchasers, each underwriter and their respective counsel; and provided, further, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto;

          (b) notify the Purchasers of the Commission's requests for amending or supplementing the registration statement and the prospectus, and prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for such period as shall be required for the disposition of all of such Registrable Securities in accordance with the intended method of distribution thereof; provided, that except with respect to any such registration statement filed pursuant to Rule 415 under the Securities Act, such period need not exceed 365 days;

          (c) furnish, without charge, to the Purchasers and each underwriter such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as the Purchasers and such underwriters may reasonably request;

          (d) use its reasonable best efforts (i) to register or qualify all Registrable Securities and other securities covered by such registration statement under such securities or blue sky laws of such States of the United States of America where an exemption is not available and as the Purchasers or any managing underwriter shall reasonably request, (ii) to keep such registration or qualification in effect for so long as such registration statement remains in effect, and (iii) to take any other action which may be reasonably necessary or advisable to enable the Purchasers to consummate the disposition in such jurisdictions of the securities to be sold by the Purchasers, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subsection (d) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (e) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to the Company and counsel to the Purchasers to consummate the disposition of such Registrable Securities;

          (f) furnish to the Purchasers and each underwriter, if any, participating in the offering of the securities covered by such registration statement, a signed counterpart of (i) an opinion of counsel for the Company, and (ii) a "comfort" letter signed by the independent public accountants who have certified the Company's or any other entity's financial statements included or incorporated by reference in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' comfort letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' comfort letters delivered to the underwriters in underwritten public offerings of securities (and dated the dates such opinions and comfort letters are customarily dated) and, in the case of the legal opinion, such other legal matters;

          (g) promptly notify the Purchasers and each managing underwriter, if any, participating in the offering of the securities covered by such registration statement (i) when such registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to such registration statement has been filed, and, with respect to such registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission for amendments or supplements to such registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and in the case of this clause (v), at the request of the Purchasers promptly prepare and furnish to the Purchasers and each managing underwriter, if any, participating in the offering of the Registrable Securities, a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and (vi) at any time when the representations and warranties of the Company contemplated by Section 2.4(a) or (b) hereof cease to be true and correct;

          (h) otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder, and promptly furnish to the Purchasers a copy of any amendment or supplement to such registration statement or prospectus;

          (i) provide and cause to be maintained a transfer agent and registrar (which, in each case, may be the Company) for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration;

          (j) (i) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be listed on the NASDAQ "national market system" or the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, use its reasonable best efforts to (x) cause all such Registrable Securities to be listed on a national securities exchange or (y) failing that, secure designation of all such Registrable Securities as a NASDAQ "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or (z) failing that, to secure NASDAQ authorization for such shares and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such shares with the National Association of Securities Dealers, Inc.;

          (k) deliver promptly to counsel to the Purchasers and each underwriter, if any, participating in the offering of the Registrable Securities, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to such registration statement;

          (l) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

          (m) provide a CUSIP number for all Registrable Securities, no later than the effective date of the registration statement; and

          (n) in connection with any underwritten public offering, make available its senior executive officers, directors and chairman and otherwise provide reasonable assistance to the underwriters (taking into account the needs of the Company's business) in their marketing of Registrable Securities.

The Company may require the Purchasers to furnish the Company such information regarding the Purchasers and the distribution of the Registrable Securities as the Company may from time to time reasonably request in writing.

     The Purchasers agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (g)(iii) or (v) of this Section 2.3, the Purchasers will, to the extent appropriate, discontinue their disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until, in the case of paragraph (g)(v) of this Section 2.3, their receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in their possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. If the disposition by the Purchasers of their securities is discontinued pursuant to the foregoing sentence, the Company shall extend the period of effectiveness of the registration statement by the number of days during the period from and including the date of the giving of notice to and including the date when the Purchasers shall have received copies of the supplemented or amended prospectus contemplated by paragraph (g)(v) of this Section 2.3; and, if the Company shall not so extend such period, the Purchasers' request pursuant to which such registration statement was filed shall not be counted for purposes of the requests for registration to which the Purchasers are entitled pursuant to
Section 2.1 hereof.

          2.4 Underwritten Offerings.

     (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Purchasers pursuant to a registration requested under Section 2.1, the Company shall enter into a customary underwriting agreement (in the form of underwriting agreement used at such time by the managing underwriter(s)) with a managing underwriter or underwriters selected by the Purchasers. Such underwriting agreement shall be satisfactory in form and substance to the Purchasers and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of the managing underwriter(s), including, without limitation, their customary provisions relating to indemnification and contribution. The Purchasers shall be party to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Purchasers and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Purchasers.

     (b) Incidental Underwritten Offerings. In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into any underwriting agreements in connection therewith, all of the Registrable Securities to be included in such registration shall be subject to such underwriting agreements. The Purchasers may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Purchasers and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of the Purchasers.

     2.5 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the Purchasers, their underwriters, if any, and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and employees and the independent public accountants who have certified its financial statements, and supply all other information reasonably requested by each of them, as shall be necessary or appropriate, in the opinion of the Purchasers and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

          2.6 Indemnification.

     (a) Indemnification by the Company. The Company agrees that in the event of any registration of any securities of the Company under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless the Purchasers, their respective directors, officers, members, partners, agents and affiliates and each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls the Purchasers or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities, joint or several, to which the Purchasers or any such director, officer, member, partner, agent or affiliate or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several (or actions or proceedings, whether commenced or threatened, in respect thereof), arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company shall reimburse the Purchasers and each such director, officer, member, partner, agent or affiliate, underwriter and controlling Person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the Purchasers or any such director, officer, member, partner, agent, affiliate, or controlling person to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of the Purchasers, specifically stating that it is for use in the preparation thereof. Such indemnity shall remain in full force regardless of any investigation made by or on behalf of the Purchasers or any such director, officer, member, partner, agent, affiliate, underwriter or controlling Person and shall survive the transfer of such securities by the Purchasers.

     (b) Indemnification by the Purchasers. As a condition to including any Registrable Securities in any registration statement, the Company shall have received an undertaking reasonably satisfactory to it from the Purchasers so including any Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.6) the Company, and each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, but only to the extent such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by the Purchasers specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, that the liability of such indemnifying party under this Section 2.6(b) shall be limited to the amount of proceeds (net of expenses and underwriting discounts and commissions) received by such indemnifying party in the offering giving rise to such liability. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by the Purchasers.

     (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section 2.6, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action or proceeding; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 2.6, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section
2.6. In case any such action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and, unless in the opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action or proceeding include both the indemnified party and the indemnifying party and if in the opinion of outside counsel to the indemnified party there may be legal defenses available to such indemnified party and/or other indemnified parties which are different from or in addition to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to defend such action or proceeding on behalf of such indemnified party or parties, provided, however, that the indemnifying party shall be obligated to pay for only one counsel and one local counsel for all indemnified parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation (unless the first proviso in the preceding sentence shall be applicable). No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (d) Contribution. If the indemnification provided for in this Section 2.6 shall for any reason be held by a court to be unavailable to an indemnified party under subsection (a) or (b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under subsection (a) or (b) hereof, the indemnified party and the indemnifying party under subsection (a) or (b) hereof shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same), (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, which resulted in such loss, claim, damage or liability, or action in respect thereof, with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the allocation provided in this clause (ii) provides a greater amount to the indemnified party than clause (i) above, in such proportion as shall be appropriate to reflect not only the relative fault but also the relative benefits received by the indemnifying party and the indemnified party from the offering of the securities covered by such registration statement as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to in the preceding sentence of this Section 2.6(d). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no

Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim effected without such Person's consent, which consent shall not be unreasonably withheld. Notwithstanding anything in this subsection (d) to the contrary, no indemnifying party (other than the Company) shall be required to contribute any amount in excess of the proceeds (net of expenses and underwriting discounts and commissions) received by such party from the sale of the Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate.

     (e) Other Indemnification. Indemnification and contribution similar to that specified in the preceding subsections of this Section 2.6 (with appropriate modifications) shall be given by the Company and the Purchasers with respect to any required registration or other qualification of securities under any federal, state or blue sky law or regulation of any governmental authority other than the Securities Act. The indemnification agreements contained in this
Section 2.6 shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of any of the Registrable Securities by the Purchasers.

     (f) Indemnification Payments. The indemnification and contribution required by this Section 2.6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

     2.7 Unlegended Certificates. In connection with the offering of any Registrable Securities registered pursuant to this Section 2, the Company shall
(i) facilitate the timely preparation and delivery to the Purchasers and the underwriters, if any, participating in such offering, of unlegended certificates representing ownership of such Registrable Securities being sold in such denominations and registered in such names as requested by the Purchasers or such underwriters and (ii) instruct any transfer agent and registrar of such Registrable Securities to release any stop transfer orders with respect to any such Registrable Securities.

     2.8 Manner of Sale. So long as the Purchasers own in excess of 2.5% of the fully diluted Common Stock (after giving effect to the exercise of all outstanding options, warrants and other rights to purchase Common Stock whether or not such options, warrants or other rights are then exercisable (the "Threshold Amount")), the Purchasers agree that, except as provided below or except with the written consent of the Company (which consent shall not be unreasonably withheld), the Purchasers shall sell or otherwise effectuate a distribution of Registrable Securities only (i) pursuant to one or more firm commitment underwritten public offerings or (ii) in one or more block trades. Notwithstanding anything to the contrary set forth above, at any time while the

Purchasers own an amount of Common Stock in excess of the Threshold Amount, the Purchasers shall have the right to effectuate a distribution of Registrable Securities in any other manner, including pursuant to a Shelf Registration Statement, if in the opinion of a nationally recognized investment banker selected by the Company and the Purchasers, distributions of Registrable Securities made in the manner proposed by the Purchasers would not adversely affect the market for the Common Stock. Nothing contained herein shall be deemed to restrict the Purchasers from transferring any of the Common Stock at any time in accordance with the terms of the Purchase Agreement.

     2.9 No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of the Purchasers to sell any Registrable Securities pursuant to any effective registration statement.

     3. Rule 144. The Company shall take all actions reasonably necessary to enable holders of Registrable Securities to sell such securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, or (ii) any similar rule or regulation hereafter adopted by the Commission including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act. Upon the request of the Purchasers, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

     4. Amendments and Waivers. This Agreement may be amended, modified or supplemented only by written agreement of the party against whom enforcement of such amendment, modification or supplement is sought.

     5. [INTENTIONALLY OMITTED].

     6. Notice. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been given when received by the party to whom such notice is to be given at its address set forth below, or such other address for the party as shall be specified by notice given pursuant hereto:

     (a) If to the Purchasers, to:

         c/o Forstmann Little & Co.
         767 Fifth Avenue
         New York, NY  10153
         Attention:  Sandra J. Horbach

         With a copy to:

         Fried, Frank, Harris, Shriver & Jacobson
         One New York Plaza
         New York, New York  10004
         Attention:    Robert C. Schwenkel, Esq.

     (b) If to the Company, to it at:

         NEXTLINK Communications, Inc.
         1505 Farm Credit Drive
         McLean, VA  22102
         Attn:  Gary Begeman, Esq.

         with a copy to:

         Willkie Farr & Gallagher
         787 Seventh Avenue
         New York, NY  10019
         Attn:  Bruce R. Kraus, Esq.

     7. Assignment; Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned by the Company, without the prior written consent of the Purchasers. The Purchasers may, at their election, at any time or from time to time, assign their rights under this Agreement, in whole or in part, to any purchaser or other transferee of shares of Common Stock held by them; provided, however, that any rights to withdraw shares from inclusion in a registration statement pursuant to Section 2 shall be made only by the Purchasers for themselves and all such purchasers and transferees; and provided further, that no such assignment will increase the total number of registrations pursuant to Section
2.1 or underwritten offerings the Company is required to effect hereunder.

     8. Remedies. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that, in addition to all other remedies available to them, each of them shall be entitled to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including without limitation specific performance, without bond or other security being required. In any action or proceeding brought to enforce any provision of this Agreement (including the indemnification provisions thereof), the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.

     9. No Inconsistent Agreements. The Company will not, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Purchasers in this Agreement or otherwise conflicts with the provisions hereof. The Company further represents and warrants that the rights granted to the Purchasers hereunder do not in any way conflict with and are not inconsistent with any other agreements to which the Company is a party or by which it is bound.

     10. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not control or otherwise affect the meaning hereof.

     11. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of New York, without giving effect to the conflicts of law principles thereof. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and the United States of America located in the County of New York for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 6 hereof shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of New York or the United States of America located in the County of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

     13. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction. If any restriction or provision of this Agreement is held unreasonable, unlawful or unenforceable in any respect, such restriction or provision shall be interpreted, revised or applied in a manner that renders it lawful and enforceable to the fullest extent possible under law.

     14. Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and things and shall execute and deliver all other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     15. Entire Agreement; Effectiveness. This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                        NEXTLINK COMMUNCATIONS, INC.


                                        By: ______________________________
                                            Name:  Daniel F. Akerson
                                            Title: Chairman and Chief Executive
                                                   Officer

                                        FORSTMANN LITTLE & CO. EQUITY
                                        PARTNERSHIP VI, L.P.

                                        By: ______________________________



                                        FORSTMANN LITTLE & CO.
                                        SUBORDINATED DEBT AND EQUITY
                                        MANAGEMENT BUYOUT PARTNERSHIP VII, L.P.

                                        By: ______________________________

                                                                  EXHIBIT 5.3(d)
                                                                  --------------

                            CONFIDENTIALITY AGREEMENT


     This Confidentiality Agreement (this "Agreement") is dated as of _________ __, 2000 between NEXTLINK Communications, Inc., a Delaware corporation ("NEXTLINK"), with offices located at 1505 Farm Credit Drive, McLean, VA 22102, and Forstmann Little & Co. Equity Partnership VI, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership VII, L.P., each a Delaware limited partnership (together, "Investor"), with offices located at 767 Fifth Avenue, New York, NY 10153. (NEXTLINK and Investor sometimes are collectively referred to herein as the "Parties" and individually as a "Party".)

                                    RECITALS

     A. Investor has purchased shares of NEXTLINK's Series C Cumulative Convertible Participating Preferred Stock and Series D Convertible Participating Preferred Stock (collectively, the "Preferred Stock") pursuant to that certain Stock Purchase Agreement, dated as of December 7, 1999 (the "Purchase Agreement"), between NEXTLINK and Investor (the "Investment").

     B. Pursuant to the terms of the Purchase Agreement and the certificates of designation for the Preferred Stock (the "Certificates of Designation"), Investor is entitled to designate certain directors and/or observers to the Board of Directors of NEXTLINK (together, "Investor Designees") and is provided certain informational rights with respect to NEXTLINK.

     C. Investor and/or certain of its affiliates also hold certain interests in McLeodUSA Incorporated ("McLeod"), a competitor of NEXTLINK.

     D. Investor has agreed to enter into this Agreement in consideration for, and as a condition to, NEXTLINK's agreement to sell to Investor the Preferred Stock and provide Investor with the rights described in clause B above.

                                    AGREEMENT

     NEXTLINK and Investor hereby agree as follows:

     1. Confidential Information. As used in this Agreement, subject to Section 3 below, "Confidential Information" means all information of NEXTLINK and its subsidiaries that is not generally known to the public, whether of a technical, business or other nature (including, without limitation, trade secrets, know-how and information relating to its technology, customers, business plans, promotional and marketing activities, finances and other business affairs), that is disclosed by or on behalf of NEXTLINK to Investor, the Investor Designees or Investor's Personnel (as defined below).

     2. Use of Confidential Information. Investor, except as expressly provided in this Agreement, shall not disclose Confidential Information to anyone without NEXTLINK's prior written consent. Investor shall not use, or permit others to use, Confidential Information for any purpose other than monitoring its Investment and taking actions in connection therewith. Investor shall take all reasonable measures to avoid disclosure, dissemination or unauthorized use of Confidential Information, including, at a minimum, those measures it takes to protect its own confidential information of a similar nature. Investor shall not reverse-engineer, decompile, or disassemble any hardware or software provided or disclosed to it and shall not remove, overprint or deface any notice of copyright, trademark, logo, legend or other notice of ownership from any originals or copies of Confidential Information it obtains from NEXTLINK.

     3. Exceptions. The provisions of Section 2 shall not apply to any information that (i) is or becomes publicly available without breach of this Agreement; (ii) can be shown by documentation to have been known to Investor without confidentiality restrictions at the time of its receipt from NEXTLINK;
(iii) is rightfully received from a third party who Investor has no reason to believe did not acquire or disclose such information by a wrongful or tortious act, or in breach of a confidentiality restriction; or (iv) can be shown by documentation to have been independently developed by Investor without reference to any Confidential Information.

     4. Investor Personnel. Investor shall restrict the possession, knowledge and use of Confidential Information to its partners, employees, agents, attorneys, accountants, representatives and entities controlled by it (collectively, "Personnel") who have a need to know Confidential Information in connection with the Investment; provided, that, in no event shall Confidential Information be provided to any Investor Personnel who, by virtue of their affiliation with Investor or otherwise, are directors of McLeod or otherwise are responsible for Investor's McLeod investment or have duties (other than of an administrative type) with respect thereto ("Disqualified Personnel"). Investor's Personnel (other than Disqualified Personnel) shall have access to Confidential Information only to the extent they require such access for legitimate business purposes. Investor shall ensure that its Personnel comply with this Agreement and shall be responsible for any improper use or disclosure of Confidential Information by its Personnel. Investor further agrees, as a condition to designating any Investor Designee under the Certificates of Designation, to deliver the agreement of such Investor Designee to be bound by the terms of this Agreement in the form attached hereto. Investor agrees to document and implement internal procedures reasonably calculated to ensure compliance with this Section 4, to monitor compliance with such procedures periodically, and to disclose such procedures and the results of such compliance monitoring to NEXTLINK on request. Investor will not designate any Disqualified Personnel to serve on the board of directors of NEXTLINK.

     5. Disclosures to Governmental Entities. If, in the opinion of its counsel, Investor becomes legally obligated to disclose Confidential Information to a governmental entity, Investor shall give NEXTLINK prompt written notice sufficient to allow NEXTLINK to seek a protective order or other appropriate remedy, and shall, to the extent practicable, consult with NEXTLINK in an attempt to agree on the form, content and timing of such disclosure. Investor shall disclose only such information as is required, in the opinion of its counsel, and shall use its best efforts to obtain confidential treatment for any Confidential Information that is so disclosed.

     6. Ownership of Confidential Information. All Confidential Information shall remain the exclusive property of NEXTLINK, and Investor shall have no rights, by license or otherwise, to use the Confidential Information except as expressly provided herein. No patent, copyright, trademark or other proprietary right is licensed, granted or otherwise conveyed by this Agreement with respect to Confidential or other information.

     7. Return of Confidential Information. Investor promptly shall return or destroy, and verify in writing its destruction of, all tangible material embodying Confidential Information (in any form and including, without limitation, all summaries, copies and excerpts of Confidential Information and all electronic media or records containing or derived from Confidential Information) upon the earlier of (i) the transfer or other disposition of the Preferred Stock by Investor (other than to an affiliate), and (ii) NEXTLINK's written request.

     8. Injunctive Relief. Investor acknowledges that disclosure or use of Confidential Information in violation of this Agreement could cause irreparable harm to NEXTLINK for which monetary damages may be difficult to ascertain or be an inadequate remedy. Investor therefore agrees that NEXTLINK shall have the right, in addition to its other rights and remedies, to seek and obtain injunctive relief for any violation of this Agreement.

     9. Cumulative Obligations. Each Party's obligations hereunder are in addition to, and not exclusive of, any and all of its other obligations and duties to the other Party, whether express, implied, in fact or in law.

     10. Entire Agreement; Amendment. This Agreement, together with the Purchase Agreement, the Certificates of Designation and the General Nondisclosure Agreement, dated as of November 24, 1999, among the Parties or their affiliates, constitute the entire agreement between the Parties relating to the matters discussed herein and may be amended or modified only with the mutual written consent of the Parties.

     11. Scope; Termination. This Agreement is intended to cover Confidential Information disclosed by NEXTLINK both prior and subsequent to the date hereof. This Agreement automatically shall terminate at the end of the two year period following the later of (a) the transfer or other disposition of all the Preferred Stock by Investor (other than to an affiliate) and (b) the date on which no Investor Designees or other Investor Personnel are directors on and/or observers to the Board of Directors of NEXTLINK.

     12. Nonwaiver. Any failure by either Party to enforce the other Party's strict performance of any provision of this Agreement shall not constitute a waiver of its right to subsequently enforce such provision or any other provision of this Agreement.

     13. Governing Law; Etc. This Agreement shall be governed by internal laws of the State of New York, without reference to its choice of law rules, and may be executed in counterpart copies. Any action arising out of or related to this Agreement shall be brought in the State of New York or of the United States of America for the Southern District of New York, and Investor consents to the jurisdiction and venue of such courts. The prevailing party in any such action shall be entitled to recover its reasonable attorney's fees and costs incurred in any such action or on appeal. If a provision of this Agreement is held invalid under any applicable law, such invalidity shall not affect any other provision of this Agreement that can be given effect without the invalid provision. Further, all terms and conditions of this Agreement shall be deemed enforceable to the fullest extent permissible under applicable law, and when necessary, the court is requested to reform any and all terms or conditions to give them such effect.

     In witness whereof, the Parties have executed this Agreement on the date first written above.


NEXTLINK COMMUNICATIONS, INC.


By: ______________________________
Name:  Daniel F. Akerson
Title: Chairman and Chief
       Executive Officer


FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP VI, L.P.



By: ______________________________
Name:
Title:


FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND
     EQUITY MANAGEMENT BUYOUT PARTNERSHIP VII, L.P.



By: ______________________________
Name:
Title:

                                Investor Designee

     Reference is made to the Confidentiality Agreement, dated as of _______ __, 2000 (the "Confidentiality Agreement"), among NEXTLINK Communications, Inc. and Forstmann Little & Co. Equity Partnership VI, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership VII, L.P. (together, "Investor"). The undersigned Investor Designee (as defined in the Confidentiality Agreement) hereby agrees to be bound by the terms of the Confidentiality Agreement as if the undersigned were the Investor thereunder.



_____________________________
Name: